Exhibit 99.1

SAVINGS PLAN FOR THE SUBSIDIARIES OF SOUTHSIDE BANCSHARES, INC.

As Amended and Restated Effective as of January 1, 2013

SAVINGS PLAN FOR THE SUBSIDIARIES OF SOUTHSIDE BANCSHARES, INC.

As Amended and Restated Effective as of January 1, 2013

ARTICLE 1 -- INTRODUCTION	1

1.01 History of Plan	1
1.02 Purpose 1	1
1.03 Amended and Restated Plan	1
1.04 Accrued Benefits Under this Plan and Under Prior Plan	1

ARTICLE 2 -- DEFINITIONS	2

Account	2
Adjustment	2
Administrator	2
Affiliate	2
Affiliated Sponsor	2
Authorized Leave of Absence	2
Beneficiary	3
Break in Service	3
Catch-Up Contributions	4
Code	4
Company	4
Company Stock	4
Company Stock Fund	4
Compensation	4
Contribution Agreement	5
Disability	5
Distribution	6
Earnings	6
Effective Date	6
Eligible Employee	6
Employee	7
Employee Contributions	7
Employer	7
Employer Contributions	7
Employer Matching Contribution Account	7
Employer Matching Contributions	7
Employment	7
Employment Commencement Date	7
Entry Date	7
ERISA	7
Fiduciary	7
Fund	7
FWNB Transfer Account	8

i

Highly Compensated Employee	8
Hour of Service	8
Investment Fund	9
Leased Employee	9
Limitation Year	9
Military Service	9
Non-Highly Compensated Employee	9
Normal Retirement Date	9
One-Year Break in Service	9
Participant	9
Plan	9
Plan Administrator	9
Plan Year	9
Pre-Tax Contribution	9
Pre-Tax Contribution Account	9
Prior Plan	10
Qualified	10
Qualified Domestic Relations Order	10
Qualified Matching Contribution	10
Qualified Matching Contribution Account	10
Qualified Nonelective Contribution	10
Qualified Nonelective Contribution Account	10
Retirement	10
Rollover Account	10
Rollover Contributions	10
Roth 401(k) Contribution	10
Roth 401(k) Contribution Account	10
Separated Participant	10
Spouse	10
Termination Date	11
Treasury Regulation	11
Trust	11
Trustee	11
Valuation Date	11
Vesting Service	11
Year of Eligibility Service	12

ARTICLE 3 -- PARTICIPATION	14

3.01 Participation	14
3.02 Participation and Rehire	14
3.03 Acquisitions	15
3.04 Not Contract for Employment	15

ARTICLE 4 -- EMPLOYEE CONTRIBUTIONS; ROLLOVERS	16

4.01 Pre-Tax Contributions	16
4.02 Catch-Up Contributions	16
4.03 Roth 401(k) Contributions	17
4.04 Elections Regarding Employee Contributions	17
4.05 Change in Contribution Agreement	18

4.06 Deadline for Contribution and Allocation of Employee Contributions	19
4.07 Rollover Contribution	19
4.08 Military Make-Up Contributions	20

ARTICLE 5 -- EMPLOYER CONTRIBUTIONS	21

5.01 Employer Matching Contribution	21
5.02 Qualified Nonelective Contributions	21
5.03 Qualified Matching Contributions	22
5.04 Employment on Last Day of Plan Year and One-Thousand Hours of Service Requirements	22
5.05 Form and Timing of Contributions	22
5.06 Forfeitures	23

ARTICLE 6 -- ACCOUNTS AND ALLOCATIONS	24

6.01 Participant Accounts	24
6.02 Allocation of Adjustments	25
6.03 Plan Expenses	25
6.04 Investment Funds and Elections	25
6.05 Errors	27
6.06 Valuation For Purposes of Distributions	27
6.07 Definition of Participant	27

ARTICLE 7 -- VESTING	28

7.01 Retirement	28
7.02 Disability	28
7.03 Death	28
7.04 Other Termination Date	28
7.05 Forfeitures	29
7.06 Amendment of Vesting Schedule	30

ARTICLE 8 -- DISTRIBUTIONS	31

8.01 Commencement of Distribution	31
8.02 Method of Distribution	32
8.03 Payment to Minors and Incapacitated Persons	32
8.04 Application for Benefits	33
8.05 Distribution of Small Accounts	33
8.06 Special Distribution Rules	34
8.07 Distributions Pursuant to Qualified Domestic Relations Orders	35
8.08 Direct Rollovers	36
8.09 Definition of Participant	38

ARTICLE 9 -- HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS	39

9.01 Hardship Withdrawal of Account	39
9.02 Definition of Hardship	39
9.03 Maximum and Minimum Hardship Distribution	40
9.04 Procedure to Request Hardship	41
9.05 In-Service Withdrawals After Age 59½	41

9.06 Qualified Reservists In-Service Distribution	41
9.07 Distribution of In-Service Withdrawals	41
9.08 Other Rules for In-Service Distributions	41

ARTICLE 10 -- LOANS	43

10.01 Authority to Establish Loan Program	43
10.02 Eligibility for Loans and Form of Loan Payments	43
10.03 Loan Amount	43
10.04 Maximum Number of Loans	44
10.05 Assignment of Account	44
10.06 Interest	44
10.07 Term of Loan	44
10.08 Level Amortization	44
10.09 Directed Investment	45
10.10 Distribution of Loans	45
10.11 Suspension of Loan Repayments During Military Service	45
10.12 Deemed Distributions	45
10.13 Other Requirements	46

ARTICLE 11 -- ADMINISTRATION OF THE PLAN	47

11.01 Named Fiduciaries	47
11.02 Trustee	47
11.03 Plan Administrator	47
11.04 Standard of Fiduciary Duty	49
11.05 Claims Procedure	49
11.06 Indemnification	52
11.07 Administrative Expenses	52

ARTICLE 12 -- AMENDMENT AND TERMINATION	53

12.01 Right to Amend	53
12.02 Termination and Discontinuance of Contributions	53

ARTICLE 13 -- SPECIAL DISCRIMINATION RULES	54

13.01 Definitions	54
13.02 Limit on Pre-Tax Contributions and Roth 401(k) Contributions	58
13.03 Average Actual Deferral Percentage (ADP Test)	60
13.04 Special Rules For Determining Average Actual Deferral Percentage	61
13.05 Distribution of Excess ADP Deferrals	61
13.06 Average Actual Contribution Percentage (ACP Test)	63
13.07 Special Rules For Determining Average Actual Contribution Percentages	64
13.08 Distribution of Employer Matching Contributions	65
13.09 Military Service	65
13.10 Order of Applying Certain Sections of Article	65

ARTICLE 14 -- HIGHLY COMPENSATED EMPLOYEES	66

14.01 In General	66

14.02 Highly Compensated Employees	66
14.03 Former Highly Compensated Employee	66
14.04 Definitions	66

ARTICLE 15 -- MAXIMUM BENEFITS	68

15.01 Definitions	68
15.02 Maximum Annual Additions	68
15.03 Excess Amounts	69

ARTICLE 16 -- TOP HEAVY RULES	70

16.01 General	70
16.02 Top-Heavy Status	70
16.03 Definitions	70
16.04 Determination of Present Values and Amounts	72
16.05 Minimum Benefit	72

ARTICLE 17 -- MILITARY SERVICE	74

17.01 Reemployment Following Military Service	74
17.02 Differential Pay	74
17.03 Eligibility and Service Credit	75
17.04 Contributions After Military Service	75
17.05 Loans	78
17.06 Death Benefits for Participants Who Die While on Military Service	79
17.07 Definitions	79

ARTICLE 18 -- MISCELLANEOUS	80

18.01 Headings	80
18.02 Action by Company	80
18.03 Spendthrift Clause	80
18.04 Distributions Upon Special Occurrences	80
18.05 Discrimination	81
18.06 Release	81
18.07 Compliance with Applicable Laws	81
18.08 Agent for Service of Process	81
18.09 Merger	81
18.10 Governing Law	82
18.11 Adoption of the Plan by an Affiliated Sponsor	82
18.12 Protected Benefits	83
18.13 Location of Participant or Beneficiary Unknown	83
18.14 Electronic Communication	84

SCHEDULE A -- AFFILIATED SPONSORS	85

SCHEDULE B -- RULES APPLICABLE TO PREDECESSOR EMPLOYERS	86

v

SAVINGS PLAN FOR THE SUBSIDIARIES OF SOUTHSIDE BANCSHARES, INC.

As Amended and Restated Effective as of January 1, 2013

ARTICLE 1

INTRODUCTION

1.01	History of Plan.

Effective as of May 1, 1985, Southside Bancshares, Inc. (the “Company”) adopted the Savings Plan for the Subsidiaries of Southside Bancshares, Inc. (the “Plan”). The Plan was thereafter amended from time to time and has been maintained as a plan meeting the requirements of qualification under Code Section 401(a). The Plan was amended and restated effective as of October 1, 2006 and most recently on January 1, 2010 (the “Prior Plan”).

1.02	Purpose.

This Plan is intended to provide a cash or deferred arrangement under Code Sections 401(a) and 401(k). Under the Plan, Participants can direct that a specified percentage or flat dollar amount of the amount that otherwise would have been paid to them as Compensation be contributed by the Employer to the Plan for their benefit. The benefits described in the Plan are provided for the exclusive benefit of the Participants and their Beneficiaries.

The Plan is intended to constitute a Plan described under Section 404(c) of ERISA and 29 C.F.R. 2550.404a-5, and the fiduciary of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by Participants or Beneficiaries.

1.03    Amended and Restated Plan.

Effective as of January 1, 2013, the Prior Plan (as described in Section 1.01) is continued in an amended and restated form as set forth in its entirety in this document for the purpose of complying with the provisions of the ERISA and maintaining qualification under Code Sections 401(a) and 401(k).

1.04    Accrued Benefits Under this Plan and Under Prior Plan.

Participants who earn an Hour of Service on or after the Effective Date shall be subject to the provisions of this Plan. All other Participants shall be subject to the terms and provisions of the Prior Plan.

ARTICLE 2

DEFINITIONS

Certain terms of this Plan have defined meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

A defined term, such as “Retirement,” will normally govern the definitions of derivatives therefrom, such as “Retire,” even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section.

Account. The Account established and maintained by the Plan Administrator or Trustee for each Participant or their Beneficiaries to which shall be allocated each Participant’s interest in the Fund. Each Account shall be comprised of the sub-accounts described in Section 6.01.

Adjustment. For any Valuation Date, Adjustment is the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Fund since the immediately preceding Valuation Date. For purposes of such adjustment, all assets shall be valued at their fair market value as of each Valuation Date. The determination of the adjustment shall be made by the Trustee and shall be final and binding.

Administrator. See definition of “Plan Administrator.”

Affiliate. The Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

Affiliated Sponsor. Any corporation and any other entity that adopts this Plan; provided, however, that any such entity described in this paragraph must be designated by the Plan Administrator as an Affiliated Sponsor under the Plan. See Section 18.11 for provisions relating to an Affiliated Sponsor’s adoption of the Plan. All Affiliated Sponsors are included on Schedule A to the Plan.

Authorized Leave of Absence. Any temporary layoff or any absence authorized by the Employer under the Employer’s standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns to Employment with the Employer within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

Beneficiary.

(a)
Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s), designated by the Participant in accordance with procedures established by the Plan Administrator to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant’s death. The Plan Administrator may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a qualified domestic relations order.

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant’s estate.

(b)
Married Participants. A married Participant’s Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a notary public on a form provided by the Plan Administrator, or unless the terms of a qualified domestic relations order require payment to a non‑Spouse Beneficiary. A married Participant’s designation of a non‑Spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence.

For purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant (1) files a new valid Beneficiary designation with the Plan Administrator; or (2) files a signed statement with the Plan Administrator evidencing his intent to revoke any prior designations.

Break in Service.

(a)
A period of five consecutive One-Year Breaks in Service. A period of an Authorized Leave of Absence shall not result in a Break in Service if Employment is resumed immediately upon expiration of such period.

(b)	See Article 17 for special rules applicable to Participants following Military Service.

Catch-Up Contributions. See Section 4.02.

Code. The Internal Revenue Code of 1986, as amended. A reference to a specific provision of the Code shall include such provision and any applicable Treasury Regulation pertaining thereto.

Company. Southside Bancshares, Inc. and its successors and assigns which adopt this Plan.

Company Stock. The shares of common stock of Southside Bancshares, Inc. held in the Company Stock Fund. The Company Stock is intended to constitute “Qualifying Employer Securities” as defined in ERISA Section 407(d)(5). The dividends received on Company Stock allocated to a Participant’s Account shall be reinvested in additional shares of Company Stock and allocated to such Participant’s account.

Company Stock Fund. The portion of the Plan and Trust invested in Company Stock, including cash and cash equivalents to the extent needed to facilitate transactions.

Compensation.

(a)
Compensation shall mean wages, as defined in Section 3401(a) of the Code, and other payments received by an Employee from the Company and any other Affiliate during the Plan Year that are reported in Box 1 on IRS Form W-2 (Wage and Tax Statement) for the Plan Year plus any contribution or deferral that is not includible in gross income by reason of Code Section 125, 132(f), 401(k), 402(e)(3), 402(h)(1), 403(b), or 457 provided, however, that such “Compensation” shall not include any payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, noncash taxable fringe benefits, moving expense reimbursements, or amounts realized from the exercise of non-qualified stock options and incentive stock options. “Compensation” shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed.

(b)
Except as otherwise provided below, effective on and after January 1, 2008, the term “Compensation” shall not include any amounts paid by the Company or any Affiliate to an Employee after such Employee severs employment with the Company and any other Affiliates. Notwithstanding the foregoing, effective on and after January 1, 2008, the term “Compensation” shall include regular compensation for services during the Employee’s regular working hours, and compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and any payment for unused paid time off (PTO) that is paid after an Employee severs employment with the Company and any other Affiliates, provided that (i) the compensation is paid by the later of 2½ months after such severance from employment or the end of the Plan Year that includes the date of the severance from employment and (ii) those amounts would have been included as “Compensation” if they were paid prior to the Employee’s severance from employment.

However, the term “Compensation” shall not include payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan paid after the Employee severs employment with the Company and all Affiliates, even if such amounts are paid within the time period described in the preceding paragraph.

In addition, other post-severance payments (such as severance pay, parachute payments within the meaning of Section 280G(b)(2) of the Code, or post-severance payments under a nonqualified unfunded deferred compensation plan that would not have been paid if the Employee had continued in employment) are not included in this definition of “Compensation” even if such amounts are paid within the time period described above.

(c)
Notwithstanding the foregoing, the term “Compensation” shall include payments to an individual on qualified military service (as defined in Section 414(u) of the Code), to the extent those payments do not exceed the amounts the individual would have received if he had continued to perform service for the Company or any Affiliated Sponsor rather than entering qualified military service (i.e., differential pay), regardless of when the differential pay is paid to the individual. In other words, the differential pay the Company pays to an individual on qualified military service shall count as “Compensation” for purposes of the Plan.

(d)
The Compensation of an Employee taken into account under the Plan for a Plan Year shall not exceed $255,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year. In the case of a Plan Year of less than 12 months, the dollar limitation under this subsection shall be the amount determined by multiplying the applicable amount described in the preceding sentence by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12. In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no adjustment shall be made to the applicable dollar limitation.

Contribution Agreement. See Section 4.04.

Disability. An illness or injury of a potentially permanent nature incurred while the Participant has Employment status, expected to last for a continuous period of not less than 12 months or can be expected to result in death, certified by a physician selected by or satisfactory to the Participant’s Employer, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience.

Distribution. The payment by the Trustee to or for the benefit of a Participant, Spouse, Beneficiary or other person entitled to benefits as provided in this Plan.

Earnings. Earnings shall have the same definition as Compensation, but the limitations of Code Section 401(a)(17) shall not apply.

Effective Date. January 1, 2013. See also Section 1.03.

Eligible Employee.

(a)	Except for those Employees identified in paragraph (b) below, Eligible Employee shall mean any Employee employed by the Employer.

(b)    The following Employees shall not be considered Eligible Employees:

(1)	any Employee who is a nonresident alien and who does not receive earned income from the Employer which constitutes income from sources within the United States;

(2)
any Employee included in a collective bargaining unit for which a labor organization is recognized as collective bargaining agent unless such employee has been designated by the Employer as an “Eligible Employee” for the purposes of this Plan; or

(3)
any Employee who was hired after April 30, 2003 and is employed by the Employer as a security officer or other personnel and who is also employed on a full-time basis by any federal, state, county or local law enforcement agency.

(4)	any Leased Employee;

(5)
any individual who is classified by the Employer as an independent contractor for purposes of withholding and payment of employment taxes, regardless of whether the Employer is required to make Social Security contributions on behalf of such individual, including any person the Employer classifies as an independent contractor with such individual’s consent, but who later becomes reclassified as a common-law Employee for any reason by anyone other than the Employer. For purposes of this clause (5), any individual who pays or agrees to pay self-employment tax in lieu of withholding shall be deemed to have consented to his designation as an independent contractor. Any independent contractor who subsequently becomes reclassified as an Employee by action of the Employer may participate in this Plan, subject to the terms of the Plan, only prospectively from the date of such reclassification, rather than from the effective date of such change;

Employee. Employee shall mean:

(a)	any individual employed by the Employer as a common-law employee,

(b)	any Leased Employee; and

(c)	any individual required to be treated as an employee pursuant to Code Section 414(o).

Employee Contributions. Unless the context of the applicable language provides otherwise, the term “Employee Contributions” shall mean Pre-Tax Contributions, Catch-Up Contributions and Roth 401(k) Contributions.

Employer. The Company or any Affiliated Sponsor.

Employer Contributions. Employer Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions.

Employer Matching Contribution Account. The portion of a Participant’s Account attributable to the Employer Matching Contributions, and the total of the Adjustments attributable thereto.

Employer Matching Contributions. See Section 5.01.

Employment. Active service of an Employee with the Employer.

Employment Commencement Date. The date on which the Employee first performs an Hour of Service as defined in Department of Labor Regulations.

Entry Date. January 1 and July 1.

ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

Fiduciary. Any party named as a Fiduciary in Article 11 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.

Fund. The money and other properties held and administered by the Trustee in accordance with the Plan and Trust.

FWNB Transfer Account. The portion of a Participant’s Account attributable to amounts transferred from the Administaff 401(k) Plan, which was previously sponsored by Fort Worth National Bank, to this Plan and earnings thereon.

Highly Compensated Employee. See Article 14.

Hour of Service.

(a)	Each hour for which an Employee is paid, or entitled to payment, for performance of duties for the Company or any Affiliate.

(b)
Each hour for which an Employee is paid, or entitled to payment, by the Company or any Affiliate, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence; provided that in no event, shall an Employee receive credit for more than 501 Hours of Service for any single continuous period of non-working time.

(c)
Each hour for which an Employee is absent from work by reason of (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) the caring for a child referred to in (1) through (3) immediately following birth or placement. Hours credited under this paragraph shall be credited at the rate of eight (8) hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first computation period in which a One-Year Break in Service would otherwise occur; provided, however, that this rule shall apply only during the Plan Year in which the absence from work begins and the immediately following Plan Year. This paragraph (c) shall apply only to Participants who begin their absence from work for a reason specified in this paragraph (c) on or after the Effective Date.

(d)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or any Affiliate. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

The following rules shall apply in determining whether an Employee completes an “Hour of Service:”

(1)	The same hours shall not be credited under subparagraphs (a) or (b) above, as the case may be, and subparagraph (c) above.

(2)
The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title 29, Chapter XXV, subchapter C, part 2530, Sections 200b‑2(b) and 200b‑2(c), respectively.

Investment Fund. The separate funds under the Fund which are distinguished by their investment objectives.

Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services were performed under the primary direction or control of the Employer.

Limitation Year. See Section 15.01(b).

Military Service. See Article 17.

Non-Highly Compensated Employee. An Employee of the Employer who is not a Highly Compensated Employee. See Section 14.01.

Normal Retirement Date. The date a Participant attains age fifty-five (55).

One-Year Break in Service. Any Plan Year in which an Employee accrues 500 or fewer Hours of Service.

Participant. An Employee who becomes eligible to participate in the Plan as provided in Article 3.

Plan. The Plan as set forth in this document together with any subsequent amendments hereto. See Section 1.01.

Plan Administrator. Within the meaning of Section 3(16) of ERISA, Plan Administrator shall mean Southside Bank.

Plan Year. The calendar year.

Pre-Tax Contribution. Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash Compensation and that are made pursuant to a Contribution Agreement. Pre-Tax Contributions are nonforfeitable when made and distributable only as specified in Article 8.

Pre-Tax Contribution Account. The portion of a Participant’s Account attributable to Pre-Tax Contributions, and the total of the Adjustments attributable thereto.

Prior Plan. See Section 1.03.

Qualified. As used in “qualified plan” or “qualified trust,” the term Qualified shall mean a plan and trust which are entitled to the tax benefits provided respectively by Code Sections 401 and 501, and related provisions of the Code.

Qualified Domestic Relations Order. See Section 8.07.

Qualified Matching Contribution. See Section 5.03.

Qualified Matching Contribution Account. The portion of a Participant’s Account attributable to Qualified Matching Contributions, and the total of the Adjustments attributable thereto.

Qualified Nonelective Contribution. See Section 5.02.

Qualified Nonelective Contribution Account. The portion of a Participant’s Account attributable to Qualified Nonelective Contributions, and the total of the Adjustments attributable thereto.

Retirement. The Termination Date of a Participant on or after his Normal Retirement Date.

Rollover Account. The portion of a Participant’s Account attributable to Rollover Contributions and the total of the Adjustments attributable to such Rollover Contributions.

Rollover Contributions. See Section 4.07.

Roth 401(k) Contribution. Contributions made to the Plan by the Employer, pursuant to an irrevocable election of the Participant, in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan. Such contributions are nonforfeitable when made and distributable only as specified in Article 8. For purposes of the preceding sentence, the term “irrevocable” shall not mean that the Participant’s Contribution Agreement may not be amended to increase or decrease the amount of Roth 401(k) Contributions or to suspend Roth 401(k) Contributions entirely, but shall mean that a Participant may not elect to recharacterize his Roth 401(k) Contributions as Pre‑Tax Contributions.

Roth 401(k) Contribution Account. The portion of a Participant’s Account attributable to Roth 401(k) Contributions and the total of the Adjustments attributable thereto.

Separated Participant. See Section 3.02(a).

Spouse. The person of the opposite sex who was married to the Participant or Separated Participant immediately prior to the date on which payments from the Plan begin. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person of the opposite sex who is married to a Participant or Separated Participant on the date of the Participant’s death.

Termination Date. The first to occur of the following events:

(a)    Voluntary resignation from Employment;

(b)    Discharge from Employment;

(c)    Retirement;

(d)	Death.

Notwithstanding the foregoing, an Employee who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be considered as having a Termination Date. In addition, an Employee who terminates his Employment and as part of such termination becomes a Leased Employee shall not be deemed to have a Termination Date until such individual ceases to be a Leased Employee.

Treasury Regulation. The regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

Trust. The separate agreement entered into between the Company and the Trustee, including any amendments to such Trust, which governs the Fund.

Trustee. The corporation or individual selected by the Company to serve as trustee under the Trust.

Valuation Date. Each business day of the Plan Year on which plan assets are traded on a national exchange or such other day as selected by the Plan Administrator.

Vesting Service. The number of years of Employment as an Employee of the Company or any Affiliate both before and after the Effective Date, measured in accordance with the following rules:

(a)
Employment Prior to Effective Date. An Employee shall receive credit under this Plan for all Vesting Service under the terms of the Prior Plan. Any Participant in the Prior Plan who is not an Employee on the Effective Date shall have his Vesting Service determined under the terms of the Prior Plan.

(b)
Employment On and After Effective Date. On and after the Effective Date, an Employee shall receive one year of Vesting Service for any Plan Year, including the Plan Year in which includes the Employee’s Employment Commencement Date and the Plan Year in which Employment terminates, during which the Employee is credited with 1,000 or more Hours of Service. An Employee shall not receive any Vesting Service for any period of Employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan Year.

(c)
Break in Service. If a Participant was not fully vested in his Account on his Termination Date and is re-employed after incurring a Break in Service, vested amounts (if any) attributable to service prior to the Break in Service shall be held in a separate sub-account from amounts attributable to service after the Break in Service. When computing the Participant’s Vesting Service with respect to amounts attributable to service after the Break in Service, all pre- and post-break service shall be counted. When computing the Participant’s Vesting Service with respect to amounts attributable to service before the Break in Service, only pre-break service shall be counted.

(d)	Employment with Affiliates. An Employee’s service with an Affiliate shall be considered Employment with the Company.

(e)
Employment with Predecessor Employers. Vesting Service shall not include any period of Employment with a predecessor employer prior to or its acquisition by Employer except to the extent provided in a schedule to this Plan and except as provided in paragraphs (a) and (b) above.

(f)	Military Service. See Article 17 for special rules regarding Military Service.

(g)
Double Counting Prohibited. Hours of Service earned under paragraphs (a) through (f) above shall be counted only once. Accordingly, an Employee may earn only one year of Vesting Service during any Plan Year.

Year of Eligibility Service.

(a)
1,000 Hour Rule. A Year of Eligibility Service is determined under the 1,000 Hours of Service method. Accordingly, an Employee shall receive one Year of Eligibility Service upon completing a twelve consecutive month period of Employment during which the Employee earns at least 1,000 Hours of Service. The initial twelve month period shall be the twelve consecutive month period commencing on the Employee’s Employment Commencement Date or date of rehire. If the Employee fails to complete 1,000 Hours of Service during this 12‑month period, the Employee shall receive a Year of Eligibility Service upon completing at least 1,000 Hours of Service during a Plan Year (commencing with the Plan Year during which the Employee’s first anniversary of his Employment Commencement Date occurs).

(b)
Break in Service. For purposes of Article 3 (Participation), an Employee shall not receive credit for any Hours of Service during any period of Employment which precedes a Break in Service if, at the time of the beginning of such Break in Service, the Employee had never been a Participant in the Plan.

(c)
Authorized Leave of Absence. A period during which an Employee is on Authorized Leave of Absence shall not count towards the Employee’s Break in Service if such Employee resumes Employment immediately after the end of such Authorized Leave of Absence.

(d)
Transfer of Employment from an Affiliate. If an Employee transfers employment directly from an Affiliate (that does not participate in this Plan) to an Employer, such Employee shall receive Years of Eligibility Service under this Plan for such Employee’s Hours of Service with the Affiliate.

(e)	Military Service. See Article 17 for special rules applicable to Employees following Military Service.

(f)	Rules Applicable to Predecessor Employers. See Schedule B.

ARTICLE 3

PARTICIPATION

3.01	Participation.

(a)
Participation in Prior Plan. An Eligible Employee who was a Participant in the Prior Plan on the day preceding the Effective Date of this Plan shall be a Participant in this Plan on the Effective Date provided he is employed by the Employer on the Effective Date.

(b)
Participation On and After the Effective Date. On and after the Effective Date, an Eligible Employee who is not described in paragraph (a) above shall become a Participant in the Plan on the first Entry Date following (i) the date the Eligible Employee has completed a Year of Eligibility Service and attained age 21 or (ii) the date the Employee becomes an Eligible Employee, whichever is later.

(c)
Employees Ineligible on Entry Date and Rehired Employees. If an Eligible Employee either (1) is not employed or (2) is no longer an Eligible Employee on the earliest Entry Date on or after which such Employee satisfied the requirements described above, but returns to work or again becomes an Eligible Employee, such Eligible Employee shall commence participation on the date such Employee returns to work or again becomes an Eligible Employee. If an Employee terminates employment before satisfying the requirements described above, incurs a Break in Service, and is rehired, such Employee must again satisfy the requirements of Section 3.01(b). If an Employee who is a Participant terminates employment and is rehired, such Employee shall again be eligible to participate as soon as administratively feasible upon being rehired.

(d)
Enrollment. An Eligible Employee who becomes eligible to participate in this Plan will be asked to follow certain procedures to enroll in the Plan, and pursuant to which he will designate Beneficiaries and may elect to make Employee Contributions. However, an Eligible Employee’s participation in the Plan shall not be contingent upon completion of such enrollment process.

3.02	Participation and Rehire.

(a)
Status as a Participant. A Participant’s participation in the Plan shall continue until the Participant’s Termination Date. On or after his Termination Date, the Employee shall be known as a “Separated Participant” and his benefits shall thereafter be governed by the provisions of Article 8. The individual’s status as a Separated Participant shall cease as of the date the individual ceases to have any balance in his Account. If a Participant ceases to be an Eligible Employee but does not have a Termination Date, then such person shall continue to be known as a “Participant,” but shall not be eligible to make Employee Contributions and shall not be eligible to receive Employer Contributions.

(b)
Rehire of Person who was a Participant in this Plan. An Eligible Employee who was a Participant in this Plan at the time of his Termination Date, and who is subsequently rehired by an Employer, shall be eligible to participate in this Plan on the date of his rehire or, if later, on the date he becomes an Eligible Employee.

(c)
Transfers Between Eligible and Ineligible Job Classifications. Any person employed by the Employer who transfers to a position with the Employer making him ineligible to participate in the Plan shall cease participation and become an inactive Participant but shall not be considered to have terminated employment. If a person employed by the Employer transfers from an ineligible job classification to an eligible job classification, his dates for eligibility and participation shall be the date of such transfer unless such dates would be later under the provisions of Section 3.01 if he were deemed to be an Employee for the period during which he was in an ineligible job classification.

3.03	Acquisitions.

If a group of persons becomes employed by an Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, the Employer shall direct the Plan Administrator whether and to what extent employment with such predecessor employer shall be treated as Eligibility Service for purposes of Section 3.01, the applicable Entry Date (or special entry date) for such acquired employees, and any other terms and conditions which apply to eligibility to participate in this Plan. Such terms and conditions shall be set forth in a schedule to this Plan by action of the Plan Administrator. Except to the extent required by law, employees of an acquired business which is not identified in a schedule to this Plan shall be treated as having first accrued an Hour of Service as of the date of the Employer’s acquisition of such business.

3.04	Not Contract for Employment.

Participation in the Plan shall not give any Employee the right to be retained in the Employer’s employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

ARTICLE 4

EMPLOYEE CONTRIBUTIONS; ROLLOVERS

4.01    Pre-Tax Contributions.

(a)
Except during periods of suspension as set forth in Section 4.05(b), a Participant may enter into a Contribution Agreement and elect to make Pre-Tax Contributions to the Plan by means of payroll deduction. A Participant may contribute as a Pre-Tax Contribution any whole percentage or flat dollar amount of his Earnings during a Plan Year up to the maximum percentage of compensation and dollar amount permissible under Code Section 402(g) but not to exceed the limits of Code Sections 401(k), 404 and 415. In determining the amount of Pre-Tax Contributions under this Section 4.01 made by or on behalf of an Employee, Earnings shall only include amounts received for the portion of the Plan Year during which the Employee was both an Eligible Employee and a Participant.

(b)
If a bonus is paid to the Participant, the Participant may make a separate election on the Contribution Agreement to defer all or part of such bonus as a Pre-Tax Contribution (subject to the limitations described above).

(c)	The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section.

4.02	Catch-Up Contributions.

(a)
Participants who are eligible to make Pre-Tax Contributions under this Plan and who have attained or will attain age 50 before the close of the taxable year shall be eligible to make additional pre-tax contributions or Roth 401(k) contributions to the Plan known as Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).

(b)
As of the last day of the Plan Year or other applicable times as determined by the Plan Administrator, the Plan Administrator may recharacterize Pre-Tax Contributions or Roth 401(k) Contributions as Catch-Up Contributions to the extent necessary to satisfy the requirements of Code Section 414(v).

(c)
Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provision of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 by reason of such Catch-Up Contribution.

(d)	The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section.

4.03    Roth 401(k) Contributions.

(a)
Except during periods of suspension as set forth in Section 4.05(b), a Participant may enter into a Contribution Agreement and elect to make Roth 401(k) Contributions to the Plan by means of payroll deduction. A Participant may contribute as a Roth 401(k) Contribution any whole percentage or flat dollar amount of his Earnings during a Plan Year up to the maximum percentage of compensation and dollar amount permissible under Code Section 402(g) not to exceed the limits of Code Sections 401(k), 404 and 415. In determining the amount of Roth 401(k) Contributions under this Section 4.03 made by or on behalf of an Employee, Earnings shall only include amounts received for the portion of the Plan Year during which the Employee was both an Eligible Employee and a Participant.

(b)
If a bonus is paid to the Participant, the Participant may amend his Contribution Agreement to defer all or part of such bonus as a Roth 401(k) Contribution (subject to the limitations described above).

(c)	The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section.

4.04    Elections Regarding Employee Contributions.

(a)
Procedure for Making Elections. A Participant’s Contribution Agreement shall be made in writing on a form prescribed by the Plan Administrator (or using such other method as may be approved by the Plan Administrator) and by designating the whole percentage or flat dollar amount of Earnings that will be contributed as a Pre-Tax Contribution and/or Roth 401(k) Contribution and the amount of any Catch-Up Contributions (in the manner prescribed by the Plan Administrator) that will be contributed during each pay period. The Participant’s Contribution Agreement shall be effective no later than the first day of the Participant’s next available normal pay period commencing as soon as administratively feasible after the Plan Administrator (or its designee) receives such Contribution Agreement.

(b)	Treatment of Contributions.

(1)
Pre-Tax Contributions and Catch-Up Contributions. It is expressly intended that, to the extent allowable by law, Pre-Tax Contributions and Catch-Up Contributions shall not be included in the gross income of the Participant for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401(k).

(2)
Roth 401(k) Contributions. It is expressly intended that, to the extent allowable by law, Roth 401(k) Contributions shall be included in the Participant’s gross income for income tax purposes at the time the Participant would have received the amount of the Roth 401(k) Contribution in cash if the Employee had not made the election described in Section 4.03.

(c)
Additional Limitations of Pre-Tax Contributions and Roth 401(k) Contributions. Pre-Tax Contributions and Roth 401(k) Contributions (but not Catch-Up Contributions) shall be subject to the limitations described in Section 13.02 (maximum dollar contribution limit), Section 13.03 (ADP non-discrimination test) and Article 15 (Code Section 415 limit).

4.05	Change in Contribution Agreement.

(a)
Change of Contribution Amount. A Participant may amend his Contribution Agreement by delivering an amended Contribution Agreement to the Plan Administrator or its designee (or by using such other method as may be approved by the Plan Administrator). Any such amended Contribution Agreement will be effective as of the payroll period commencing as soon as administratively feasible following delivery of the amended Contribution Agreement to the Plan Administrator or its designee (or using such other method as may be approved by the Plan Administrator).

(b)
Suspension of Contributions. A Participant may cancel his Contribution Agreement at any time by delivering written notice to the Plan Administrator or its designee (or by using such other method as may be approved by the Plan Administrator). Any such cancellation of the Contribution Agreement will be effective as of the payroll period commencing as soon as administratively feasible following delivery of the Participant’s written notice to the Plan Administrator or its designee (or using such other method as may be approved by the Plan Administrator). A Participant’s Contribution Agreement shall automatically be suspended beginning on the payroll period that commences after the Participant is not in receipt of Earnings, the Participant’s layoff or the Participant’s Authorized Leave of Absence without pay.

A Participant who cancels his Contribution Agreement may resume making Employee Contributions effective as of the payroll period (or on a more frequent interval as determined by the Plan Administrator) commencing as soon as administratively feasible following delivery of the Participant’s Contribution Agreement to the Plan Administrator or its designee (using such method as may be approved by the Plan Administrator).

(c)	Other Rules.

(1)	See Section 9.03 for circumstances under which a Participant’s Employee Contributions could be suspended for a period of at least 6 months after such Participant receives a hardship distribution.

(2)
In order to satisfy the provisions of Article 13 and Article 15, the Plan Administrator may from time to time either temporarily suspend the Pre-Tax Contributions and/or Roth 401(k) Contributions of Highly Compensated Employees or reduce the maximum permissible Pre-Tax Contribution and/or Roth 401(k) Contributions that may be made to the Plan by Highly Compensated Employees.

(3)
Any amendment or suspension of a Participant’s Contribution Agreement as described in this Section 4.05 shall be made in such manner as the Plan Administrator may prescribe from time to time consistent with the provisions of this Article 4.

4.06    Deadline for Contribution and Allocation of Employee Contributions.

(a)
Employee Contributions shall be deducted by the Employer from the Participant’s Earnings and paid to the Trustee as soon as such assets can be reasonably segregated from the Employer’s general assets at the end of each regular pay period, but in no event later than such deadline prescribed in Department of Labor Regulation 2510.3‑102(b)‑1 or successor regulations.

(b)
Except for occasional bona fide administrative considerations, Employee Contributions cannot be paid to the Trustee before the earlier of (i) the performance of services to which the Employee Contributions relate, or (ii) the date on which the Compensation would otherwise be available to the Participant in the absence of a Contribution Agreement.

4.07    Rollover Contribution.

(a)
Without regard to any limitation on contributions set forth in this Article, a Participant may transfer to the Trustee during any Plan Year additional property acceptable to the Trustee, provided such property is:

(1)
a direct (from the other plan or arrangement) or indirect (from the employee after distribution from the other plan or arrangement) rollover of an Eligible Rollover Distribution from a Qualified plan described in Code Section 401(k), excluding after-tax employee contributions; or

(2)	an indirect rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that contains only amounts described in paragraph (1).

Such property shall be held by the Trustee in the Rollover Account for such Participant

(b)	Any such amounts described in this Section 4.07 shall be invested as provided in Section 6.04 and distributed to the Participant following his Termination Date in accordance with Article 8.

4.08    Military Make-Up Contributions.

See Article 17 for special rules applicable to Military Make-Up Contributions following Military Service.

ARTICLE 5

EMPLOYER CONTRIBUTIONS

5.01	Employer Matching Contribution.

(a)
At the end of the Plan Year, the Employer may in its sole discretion make an Employer Matching Contribution to the Plan to eligible Participants (as defined in Section 5.01(b) of the Plan) and in accordance with a nondiscriminatory formula determined by the Employer based upon a percentage of the Participant’s Compensation contributed to the Plan as Pre-Tax Contributions or Roth 401(k) Contributions.

For purposes of this Section 5.01(a), Compensation shall only include amounts received during the portion of the Plan Year during which the Employee was both an Eligible Employee and a Participant.

(b)
An Employer Matching Contribution shall only be made to a Participant who is hired or rehired on or after January 1, 2006 and is not accruing benefits under the Retirement Plan for the Subsidiaries of Southside Bancshares, Inc. An Employer Matching Contribution shall be allocated among the Employer Matching Contribution Accounts of Participants who made Pre-Tax Contributions or Roth 401(k) Contributions during the Plan Year, who are employed on the last day of the Plan Year, and who completed one-thousand Hours of Service during the Plan Year. See also Section 5.04.

5.02    Qualified Nonelective Contributions.

(a)
The Employer or its designee may, in its sole discretion, determine whether a Qualified Nonelective Contribution may be made to the Plan for that Plan Year. Such contribution may be made in order to satisfy the requirements of Article 13, and shall be allocated to the Qualified Nonelective Contribution Accounts of those Non-Highly Compensated Employees selected by the Plan Administrator at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

(b)
If the Qualified Nonelective Contribution is made to satisfy the requirements of Article 13, such contribution must also satisfy the requirements applicable to Qualified Nonelective Contributions as set forth in Code Section 401(k) and applicable Treasury Regulations.

5.03    Qualified Matching Contributions.

(a)
The Company or its designee may, in its sole discretion, determine whether a Qualified Matching Contribution must be made to the Plan by a Participating Employer for that Plan Year. Such contribution will be made in order to satisfy the requirements of Article 13, and shall be allocated to the Qualified Matching Contribution Accounts of those Non-Highly Compensated Employees selected by the Plan Administrator at the time such Qualified Matching Contribution is made, or as soon thereafter as possible.

(b)	The Qualified Matching Contribution must satisfy the requirements applicable to Qualified Matching Contributions as set forth in Code Section 401(k) and applicable Treasury Regulations.

5.04	Employment on Last Day of Plan Year and One-Thousand Hours of Service Requirements.

(a)
Notwithstanding Section 5.01(b), for purposes of allocating an Employer Contribution, any Participant who either has a Termination Date on or after his Normal Retirement Date or has a Termination Date on account of death or Disability shall be deemed to be employed on the last day of the Plan Year in which such Termination Date occurred.

(b)
Notwithstanding Section 5.01(b), for purposes of allocating an Employer Contribution, any Participant who either has a Termination Date on or after his Normal Retirement Date or has a Termination Date on account of death or Disability shall be deemed to have satisfied the one-thousand Hours of Service Requirement described in Section 5.01(b) during the Plan Year in which such Participant’s Termination Date occurs.

5.05    Form and Timing of Contributions.

(a)
Employer Contributions shall be made in cash. Employer Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Employer’s federal income tax return, including authorized extensions. Qualified Nonelective Contributions shall be delivered to the Trustee on or before the last day of the twelfth month following the close of the Plan Year to which the contribution relates.

(b)
Except as provided in Section 5.05(c), all Employer Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustees only in accordance with this Plan.

(c)
To the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake in fact, or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Code Section 404 shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan’s initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable. All contributions to this Plan are expressly conditioned on the deductibility of such contributions under Code Section 404 and on the initial qualification of the Plan. The contributions may be returned only if the application for plan qualification is made by the time prescribed by law for filing the Employer’s return to the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

5.06    Forfeitures.

(a)
Forfeitures shall be applied to restore amounts previously forfeited pursuant to Section 7.05(c), to reduce Employer Contributions (other than Qualified Nonelective Contributions), or to pay administrative expenses. See Section 7.05 to determine when a Forfeiture of a Participant’s Account occurs.

(b)	In no event may Forfeitures be allocated to a Participant’s Pre-Tax Contribution Account, Roth 401(k) Contribution Account or Rollover Account.

ARTICLE 6

ACCOUNTS AND ALLOCATIONS

6.01    Participant Accounts.

(a)
Individual Account Plan. This Plan is an “individual account plan,” as that term is used in ERISA. A separate Account shall be maintained for each Participant, Separated Participant and Beneficiary, so long as he has an interest in the Fund.

(b)	Sub-Accounts. Each Account shall be divided (as appropriate) into the following Sub-Accounts:

(1)	The Pre-Tax Contribution Account.

(2)	The Roth 401(k) Contribution Account.

(3)	The Employer Matching Contribution Account.

(4)	The Rollover Account.

(5)	The Qualified Nonelective Contribution Account.

(6)	The Qualified Matching Contribution Account.

(7)	FWNB Transfer Account.

In addition, the Plan Administrator may divide such sub-accounts into such additional sub-portions as the Plan Administrator deems to be necessary or advisable under the circumstances or to establish other accounts or sub-accounts as needed.

The Plan Administrator may establish sub-accounts within any of the above accounts to the extent necessary to identify Military Make-Up Contributions. For example, if a Participant makes a Pre-Tax Contribution as a Military Make-Up Contribution, such contribution may be held in the Participant’s Pre-Tax Contribution Account and reflected in a sub-account as the Plan Administrator deems necessary. Thus, such Military Make-Up Contribution would be eligible for hardship withdrawals similar to other amounts held in the Participant’s Pre-Tax Contribution Account.

(c)	Value of Account as of Valuation Date. As of each Valuation Date, each Participant’s Account shall equal:

(1)	his total Account as determined on the immediately preceding Valuation Date, plus

(2)	his Employee Contributions added to his Account since the immediately preceding Valuation Date, plus

(3)	his Employer Contributions added to his Account since the immediately preceding Valuation Date, plus

(4)	his Rollover Contributions or amounts transferred to this Plan and which were added to his Account since the immediately preceding Valuation Date, minus

(5)	his Distributions, if any, since the immediately preceding Valuation Date, plus or minus

(6)	his allocable share of Adjustments.

6.02    Allocation of Adjustments.

The Adjustment for each Investment Fund shall be calculated as of each Valuation Date. The Adjustment for a given Investment Fund shall be allocated to each Account invested in such Investment Fund in the proportion that each such Account bears to the total of all such Accounts invested in such Fund.

6.03    Plan Expenses.

(a)
Any expenses relating to a specific Account or Accounts, including without limitation, commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.

(b)	Expenses attributable to general Plan administration shall be paid by the Plan and allocated among the Accounts of all Participants in proportion to their Account balances unless paid by the Employer.

6.04    Investment Funds and Elections.

(a)
Election of Investment Funds. Each Participant shall direct, following such procedures as may be specified by the Plan Administrator and using forms or such other methods approved by the Plan Administrator (such as, but not limited to, audio response unit or other telephonic or electronic communication), to have his Account allocated or reallocated among the Investment Funds in increments of at least 1%, provided that such increments shall always add up to 100% of the Participant’s Account.

(b)
Initial Investment Direction. A Participant’s initial investment election must allocate his entire Account as set forth in Section 6.04(a), effective as of the date of the directive, and all subsequent contributions to each sub-account for so long as the election remains in effect.

(c)
Subsequent Elections. Investment elections will remain in effect until changed by a new election. A Participant or shall have the opportunity at any time to change his investment election. New elections may be made by a Participant as set forth in Section 6.04(a). New elections shall be effective as soon as administratively feasible following the delivery of the investment election to the Plan Administrator or its designee, and provided that such new investment election is delivered prior to the designated effective date. New elections may change future allocations to the Participant’s Account, may reallocate between the Investment Funds, including the Company Stock Fund, any amounts previously credited to the Participant’s Account, or may leave the allocation of such prior amounts unchanged.

(d)
Failure to Make Investment Election. A Participant who fails to make a proper investment election shall be deemed to have elected to allocate his Account in the Investment Fund(s) selected by the Plan Administrator. Such Account shall remain invested as described in the preceding sentence until such time as the Participant files an investment election pursuant to the provisions of this Section 6.04.

(e)	Investment Options. The Plan Administrator shall select such Investment Funds as are deemed appropriate and shall notify Participants of such Investment Funds. The Plan Administrator may modify, eliminate or select new Investment Funds from time to time and shall notify Participants of such changes and solicit new investment elections, if appropriate.

(f)
Compliance with Investment Election. The Plan Administrator shall not be required to comply with any investment election if, in its opinion, compliance (i) would result in a prohibited transaction (as defined in Section 406 of ERISA or Code Section 4975), (ii) would result in. income taxable to the Plan, (iii) would jeopardize the Plan’s tax qualified status under the Code, (iv) could result in a loss greater than the value of the individual’s Accounts, or (v) would result, directly or indirectly, in a transaction described in Section 2550.404(c)-1(d)(2)(ii)(E) of the Department of Labor regulations.

(g)
Restrictions on Excessive Trading. The Plan Administrator or its designee may refuse to honor a Participant’s investment election where it would result in excessive trading, as determined by the Administrator, the Trustee, or by the underlying investment option, or where the Administrator or Trustee determines that it would be adverse to the interests of the other Participants or where the trade would otherwise violate a published policy of the underlying investment option.

(h)	Voting Company Stock. Voting rights of Company Stock shall be exercised by the Trustee in accordance with the terms of the Trust.

(i)
Company Stock Fund. As directed by the Company, Company Stock shall be included as an Investment Fund under the Plan. The primary purpose of including Company Stock as an Investment Fund under the Plan is to benefit participants by retaining for them, individually and collectively, a position of equity ownership in the Company.

(j)
Other Rules. All Fund transactions reflecting investment elections among the various Investment Funds shall occur as of the date upon which the elections are to take effect and the value of the various Investment Funds shall be determined as of such date.

6.05    Errors.

Where an error or omission is discovered in any Participant’s Account, the Plan Administrator shall make appropriate corrective adjustments. If it is not practical to correct the error retroactively, then the Plan Administrator shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

6.06	Valuation For Purposes of Distributions.

(a)	Each Participant’s Account shall be valued as of the Valuation Date immediately preceding Distribution of the Participant’s Account.

(b)	This Section 6.06 shall also apply to the valuation of Accounts for purposes of in-service withdrawals, hardship distributions and loans.

6.07    Definition of Participant.

For purposes of this Article 6, the term “Participant” includes a “Separated Participant”.

ARTICLE 7

VESTING

7.01    Retirement.

A Participant who has a Termination Date on or after his Normal Retirement Date shall be 100% vested in his Account. Such Account will be distributed on the date and in the form specified in Article 8.

7.02    Disability.

A Participant who has a Termination Date on account of Disability shall become 100% vested in his Account as of the date of such Disability and shall be entitled to a Distribution of his Account on the date and in the form specified in Article 8.

7.03    Death.

A Participant who has a Termination Date on account of death shall become 100% vested in his Account. The Participant’s Beneficiary shall receive a Distribution of such Account on the date and in the form specified in Article 8. A Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) shall be deemed to have died while employed by the Company for purposes of this Section 7.03.

7.04    Other Termination Date.

(a)
In General. Upon a Participant’s Termination Date for any reason other than Retirement, Disability or death, the Participant shall be entitled to the vested portion of his Account, which shall be distributed on the date and in the form specified in Article 8.

(b)
100% Vesting in Employee Contributions and Certain Sub-Accounts. A Participant shall always be one hundred percent (100%) vested in his Pre-Tax Contribution Account, Roth 401(k) Contribution Account, Qualified Matching Contribution Account, Qualified Nonelective Contribution Account, Rollover Account, and FWNB Transfer Account.

(c)
Vesting Schedule in Employer Matching Contributions. Any Participant who terminates Employment for any reason other than Retirement, Disability or death shall be vested in his Employer Matching Contribution Account pursuant to the following vesting schedule:

Years of Vesting Service	Vested Percentage
Less than 2 Years	0%
2 Years	20%
3 Years	40%
4 Years	60%
5 Years	80%
6 Years or More	100%

(d)	Forfeiture. That portion of the Participant’s Account which is not vested upon the Participant’s Termination Date shall be forfeited in accordance with Section 7.05.

7.05    Forfeitures.

(a)
No Distribution of Account Prior to Break in Service. A Participant who has a Termination Date but who does not receive a Distribution of his vested Account prior to incurring a Break in Service shall, upon incurring the Break in Service, forfeit the non-vested portion of his Account. If the Separated Participant resumes Employment with the Employer prior to incurring a Break in Service, then the Participant’s entire Account, unreduced by any Forfeiture, shall become his beginning Account balance on the date he resumes participation in the Plan.

(b)
Distribution of Vested Account Prior to Break in Service. A Participant who has a Termination Date and receives a Distribution of his entire vested Account prior to incurring a Break in Service, shall forfeit the non-vested portion of his Account as soon as administratively feasible following Distribution of his entire vested Account. A Participant who is not vested in his Account shall be deemed to have received a Distribution of his entire vested account upon his Termination Date and the Participant’s non-vested Account shall be immediately forfeited.

(c)
Repayment of Account; Restoration of Non-Vested Account. Except as provided below, a Participant who is re-hired by the Employer shall have the right to repay to the Plan the portion of the Participant’s Account which was previously distributed to him. In the event the Participant repays the entire Distribution he received from the Plan, the Employer shall restore the non-vested portion of the Participant’s Account. A Participant’s Account shall first be restored, to the extent possible, out of Forfeitures under the Plan in the Plan Year in which he was reemployed. To the extent such forfeitures are insufficient to restore the Participant’s Account, restoration shall be made from Employer Contributions. A Participant who was deemed to have received a Distribution of his vested Account (see subsection (b) above) shall be deemed to have repaid such vested Account if such Participant is rehired before incurring a Break in Service.

(d)
Restrictions of Repayment Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his Account which was previously distributed to him after any of the following events: (i) the Participant incurs a Break in Service before returning to Employment, (ii) the Participant fails to repay the prior Distribution within five years after the Participant is re-employed by the Employer, or (iii) the Participant received a Distribution of his entire Account balance at the time of such earlier Distribution.

(e)	Allocation of Forfeitures. See Section 5.06 for the allocation of forfeitures.

7.06    Amendment of Vesting Schedule.

If the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, each Participant with at least three (3) years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Trustee.

ARTICLE 8

DISTRIBUTIONS

8.01    Commencement of Distribution.

(a)	The Participant’s Account shall be distributed at the earliest of the following dates:

(1)
Termination Date. If a Participant has a Termination Date other than on account of death, the Participant’s Account will commence to be distributed as soon as administratively feasible following the Participant’s Termination Date and receipt of the Participant’s consent to such distribution in a form acceptable to the Plan Administrator. See Section 8.01(b) for circumstances where the Participant’s consent to a Distribution is not required.

If a Participant incurs a Termination of Employment and does not consent to receive a complete distribution of his vested Account, such Account balance shall be held until the Participant consents to such a distribution or until an earlier distribution is required under Section 8.05 or 8.06(b).

(2)
Death. If a Participant has a Termination Date on account of death, the Participant’s Account shall be distributed to the Participant’s Beneficiary as soon as administratively feasible following the Beneficiary’s request for a Distribution following the Participant’s death, unless the particular facts and circumstances require a longer waiting period.

(b)
Consent of Participant. A Participant’s consent to a Distribution of his Account shall not be required in the circumstances described below, and the Plan Administrator shall direct the distribution of the Participant’s Account as provided below:

(1)
Small Accounts. If a Participant’s Account meets the requirements to be distributed without the Participant’s consent in accordance with Section 8.05 (generally relating to account balances of $1,000 or less), the Participant’s Account will be distributed as provided in such Section.

(2)	Age 70½. If a distribution is required under Section 8.06 (relating to mandatory distributions for Participants age 70½), the Participant’s Account will be distributed as provided in such Section.

(c)
Administrator Direction For Payment. The Plan Administrator shall issue directions concerning the recipient and the distribution date of benefits which are to be paid from the Fund pursuant to the Plan.

(d)	Administrator Guidelines. The Plan Administrator may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

8.02    Method of Distribution.

The Participant’s Account shall be distributed in accordance with one of the following forms of payment as selected by the Participant (or Beneficiary if applicable). Distributions shall be made in cash or in-kind as described below.

(a)
Lump Sum Payment. A single lump sum payment of the Participant’s entire vested Account may be made in cash, employer securities, or other marketable securities. This is the normal form of payment under the Plan. If the Participant does not elect otherwise, his Account shall be distributed in a single lump sum.

(b)
Installment Payment. Substantially equal installment payments made over the Participant’s life expectancy, the Participant’s and his Beneficiary’s joint life expectancy, or another period which does not exceed the joint life expectancy of the Participant and his Beneficiary. Installment payments will be made, at the Participant’s election, in monthly, quarterly, semi-annual or annual payments. Installment payments will be made in cash.

(c)
Partial Distributions. A Separated Participant who has a Termination Date may request a Distribution of all or a part of his Account. Requests for Partial Distributions may be made once each year. The minimum amount which may be distributed in a partial distribution shall be $1,000. Partial distributions may be made in cash, employer securities, or other marketable securities.

(d)	No Distribution shall be made in the form of an annuity.

8.03    Payment to Minors and Incapacitated Persons.

In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

(a)	By payment to the legal representative of such minor or such person;

(b)	By payment directly to such minor or such person;

(c)
By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall direct such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan’s obligation to the Participant and his Beneficiaries.

8.04    Application for Benefits.
The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator certain forms as a condition precedent to the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant’s and Beneficiary’s current mailing address. It is the responsibility of all persons interested in Distributions from the Plan to keep the Plan Administrator informed of their current mailing addresses.

8.05    Distribution of Small Accounts.

(a)
General Rule. If the Participant’s vested Account balance, determined without regard to the Participant’s Rollover Account, is less than or equal to $5,000 at the time of the Distribution, such Account will be distributed in a lump sum in accordance with the rules in subsections (b) and (c) below. The Plan Administrator must provide notices required by law and wait at least thirty days (but no more than 180 days) after the Participant receives the required notice to make the Distribution (unless, after receiving the notice, the Participant waives the thirty day waiting period). If the Participant’s vested Account balance, determined without regard to the Participant’s Rollover Account, is greater than $5,000, this Section 8.05 has no effect on a Participant’s Distribution.

(b)
Accounts Equal to or Less than $1,000. This subsection (b) applies if the Participant’s vested Account balance, determined without regard to the Participant’s Rollover Account, is equal to or less than $1,000. If the Participant does not elect to have his Distribution paid directly to an Eligible Rollover Plan (see Section 8.08 below), the Plan Administrator will pay the Distribution directly to the Participant in a lump sum.

(c)
Accounts Greater than $1,000. This subsection (c) applies if the Participant’s vested Account balance, determined without regard to the Participant’s Rollover Account, is less than or equal to $5,000, but greater than $1,000. If the Participant does not elect to have his Distribution paid directly to an Eligible Rollover Plan (see Section 8.08 below) or does not elect to receive the Distribution directly, the Plan Administrator will pay the Distribution in a Direct Rollover (see Section 8.08 below) to an individual retirement plan designated by the Plan Administrator.

8.06    Special Distribution Rules.

(a)
To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules.

(b)
Required Beginning Date. In no event may the distribution of a Participant’s Account commence later than April 1 following the calendar year in which the Participant (i) attains age 70½ or (ii) has a Termination Date, whichever is later. However, a Participant who is a 5‑Percent Owner (as defined in Section 14.04) must receive a distribution of his Account no later than April 1 following the calendar year in which the Participant attains age 70½ (collectively, the “Required Beginning Date”).

(c)
Required Distribution. The entire interest of each Participant shall be distributed, beginning not later than the Required Beginning Date, in the manner elected by the Participant, but in an amount no less than an annual amount spread over a period not to exceed the life expectancy of the Participant, or, if applicable, the joint lives of the Participant and a designated Beneficiary.

(d)
Death After Required Beginning Date. If a Required Distribution of a Participant’s Account has begun in accordance with paragraph (c), and if the Participant dies before his entire vested Account has been distributed to him, then the remaining portion of such vested Account, if any, will be distributed at least as rapidly as under the method of distribution being used under paragraph (c) as of the date of the Participant’s death and in accordance with the form of payment elected by the Participant.

(e)
Death Before Required Beginning Date. If a Participant dies before Required Distribution of the Participant’s Account has begun in accordance with paragraph (c) above, the Participant’s Account must be distributed in accordance with (1) or (2) as follows:

(1)
If there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s Account will be distributed no later than December 31 of the calendar year that contains the fifth anniversary of the date of the Participant’s death.

(2)	The Participant’s Account will begin to be distributed no later than the applicable time and in the manner described below:

(A)
If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then the entire interest of the Participant will be distributed or begin to be distributed to the surviving Spouse by the later of (I) December 31 of the calendar year that immediately follows the calendar year in which the Participant died or (II) December 31 of the calendar year in which the Participant would have attained age 70½. The amount of such Distribution shall be an amount no less than an annual amount spread over a period not to exceed the life expectancy of the surviving Spouse. If the surviving Spouse dies before a Distribution of the Participant’s entire interest occurs, the rules of this subparagraph (e) shall apply as if the surviving Spouse were the Participant.

(B)
If the Participant’s sole Beneficiary is not his surviving Spouse, then the Participant’s entire interest will be distributed or begin to be distributed to the designated Beneficiary by December 31 of the calendar year immediately following the calendar year in which the Participant died in an amount no less than an annual amount spread over a period not to exceed the life expectancy of the Beneficiary.

(f)
Waiver of 2009 Calendar Year Required Distributions. Notwithstanding the provisions of this Section 8.06 of the Plan (or any other provisions of the Plan), any Required Distributions under Section 401(a)(9) of the Code payable to a Participant or Beneficiary for the 2009 calendar year shall be treated as follows:

(A)
If the Participant or Beneficiary is scheduled to receive a Required Distribution payment or payments for 2009, no payment will be made unless the Participant or Beneficiary elects to receive such payment for 2009.

(B)
If the Participant’s Account is distributed in accordance with Section 8.06(e)(i) above, 2009 will not be counted as part of the five year period during which the Participant’s Account must be distributed.

(g)
Notwithstanding anything to the contrary herein, all Distributions under the Plan will comply with Treasury Regulations issued under Code Section 401(a)(9) and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue

Service, including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code, and Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Treasury Regulations.

8.07    Distributions Pursuant to Qualified Domestic Relations Orders.

(a)
Notwithstanding anything to the contrary in this Plan, a “Qualified Domestic Relations Order,” as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately (to the extent vested) even though the Participant is not yet entitled to a distribution under the Plan. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant’s Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a Distribution at such time under the Plan. Except as specifically provided in a Qualified Domestic Relations Order, amounts distributed under this Section 8.07 shall be taken pro rata from the Investment Funds in which each of the Participant’s Accounts is invested. The intent of this Section is to provide for the Distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.401(a)-13(g)(3).

(b)	The Plan Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

8.08    Direct Rollovers.

(a)	In General.

(1)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. However, a Direct Rollover or a distribution from the separate portion of a Participant’s Account under the Plan attributable to Roth 401(k) Contributions will be made only to another Roth 401(k) contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent that the rollover is permitted under the rules of Code Section 402(c).

(2)
The Plan will not allow a Direct Rollover (including an automatic rollover) of distributions from the separate portion of a Participant’s Account attributable to Roth 401(k) Contributions if the amount of the distributions that are Eligible Rollover distributions is reasonably expected to total less than $200 during a Plan year. In addition, any distribution from the separate portion of a Participant’s Account attributable to Roth 401(k) Contributions is not taken into account in determining whether distributions from a Participant’s other sub-accounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from the separate portion of a Participant’s Account attributable to Roth 401(k) Contributions are taken into account in determining the total amount of the Participant’s vested Account balance for purposes of the involuntary cash-outs under Section 8.05.

(b)	Definitions.

Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any amount that is distributed on account of hardship.

Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a) (including a Roth IRA described in Code Section 408A), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a Qualified trust described in Code Section 401(a), or an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible governmental employer that accepts the Distributee’s Eligible Rollover Distribution, and, in the case of an eligible governmental deferred compensation plan described in Code Section 457(b), agrees to separately account for amounts transferred into such plan from this Plan.

Distributee. A Distributee includes an Employee or Former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)
Non-Spouse Beneficiary Rollovers. A non-Spouse Beneficiary may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution from the Plan paid directly to an Eligible Retirement plan specified by the non-Spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant. This transfer shall be treated as an Eligible Rollover Distribution for all purposes of the Code.

(d)
Waiver of 30-day Notice. If a Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a Distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a Distribution.

8.09    Definition of Participant.

For purposes of this Article 8, the term “Participant” includes a “Separated Participant”.

ARTICLE 9

HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS

9.01    Hardship Withdrawal of Account.

(a)
In General. The Employer shall permit a Participant to request a hardship withdrawal in accordance with this Article 9. Any Participant may request the Plan Administrator to distribute to him part or all of his Pre-Tax Contributions Account, Roth 401(k) Contribution Account, Rollover Contributions Account, Administaff 401(k) Account, and vested Employer Matching Contributions Account (other than amounts used as collateral for a Participant loan and certain earnings on the Participant’s Account as provided below).

(b)	No Distribution of Earnings. Income or gain that is allocated to the Participant’s Pre-Tax Contribution Account and Roth 401(k) Contribution Account may not be distributed in a hardship withdrawal.

9.02    Definition of Hardship.

Hardship shall mean an immediate and heavy financial need experienced by reason of:

(a)
Expenses of any accident to or sickness of such Participant, his Spouse, children or his dependents or expenses necessary to provide medical care for such Participant, his Spouse, children or his dependents to the extent that such expenses would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income);

(b)	Costs directly related to the purchase of a primary residence for such Participant (excluding mortgage payments);

(c)
Payment of tuition and related educational fees (including room and board) for the next twelve months of post-secondary education for the Participant, his Spouse, children or dependents (as defined under Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(d)	Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence;

(e)	Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined under Code Section 152 without regard to Code Section 152(d)(1)(B); or

(f)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).

The Plan Administrator’s determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such financial need.

9.03    Maximum and Minimum Hardship Distribution.

(a)	Minimum Hardship Distribution. Any request for a hardship distribution may not be less than $1,000, subject to the limitations of Section 9.03(b).

(b)
Maximum Hardship Distribution. A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship (after taking into account applicable federal, state, or local income taxes and penalties) and not reasonably available from other resources of the Participant. In order to ensure compliance with this requirement, the Plan Administrator shall require the Participant to satisfy all of the provisions described below as a condition precedent to the Participant receiving a hardship distribution:

(1)
Receipt of all Distributions Available. Receipt by the Participant of all distributions that he is eligible to receive (including loans) under this Plan and under any other plan maintained by the Employer.

(2)
Suspension of Future Contributions. The Participant’s Employee Contributions shall automatically be suspended beginning on the first payroll period that commences after such Participant requests and receives a hardship distribution. Such Participant may resume making Employee Contributions only on the first day of a calendar month which is at least 6 months after the effective date of such suspension and only after informing the Plan Administrator in writing at least 30 days (or such lesser time as specified by the Plan Administrator) prior to the date on which the Employee Contributions are to resume.

(3)
The Participant shall be prohibited under a legally enforceable agreement from making an Employee Contribution to any other plan maintained by the Employer for at least 6 months after the receipt of the hardship distribution. For this purpose, the phrase “any other plan” includes all qualified and nonqualified plans of deferred compensation, stock option plans and stock purchase plans. It does not include a health or welfare plan including one that is part of a Section 125 cafeteria plan.

9.04    Procedure to Request Hardship.

The request to receive a hardship distribution shall be made on such forms and following such procedures as the Plan Administrator may prescribe from time to time. Under no circumstances shall the Plan Administrator permit a Participant to repay to the Plan the amount of any hardship withdrawal by a Participant under this Section. A Participant is limited to one hardship distribution each Plan Year.

9.05    In-Service Withdrawals After Age 59½.

A Participant who has attained 59½ but has not had a Termination Date may make a withdrawal from his vested Account for any reason, but with such prior notice as the Plan Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s vested portion of the particular Account determined as of the Valuation Date immediately preceding distribution of the Participant’s account.

9.06	Qualified Reservists In-Service Distribution.

(a)
A Participant who is ordered or called to active duty for more than 179 days (a “Qualified Reservist”) may receive a Distribution from his vested Account if the Distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

(b)
A Qualified Reservist who receives a Distribution pursuant to subparagraph (a) may repay to an individual retirement plan (in one or more contributions) the amount of the distribution at any time during the two (2) year period beginning at the end of the active duty period. The dollar limitations that would otherwise apply to IRA contributions will not apply to repayment contributions during such two (2) year period and no deduction is allowed for any contribution made under this provision.

9.07	Distribution of In-Service Withdrawals.

In-service withdrawals and hardship distributions shall be distributed as soon as practicable after the application for the in-service withdrawal or hardship distribution request is approved and after the Participant completes all documentation necessary to receive such in-service withdrawal or hardship distribution.

9.08    Other Rules for In-Service Distributions.

(a)	All in-service distributions and hardship withdrawals shall be made in the form of a single lump sum distribution.

(b)
If the Participant withdraws only a portion of a vested Account, the Plan Administrator or its designee shall determine (in a nondiscriminatory manner) the source of the Accounts and Investment Funds from which the withdrawal shall be made.

(c)	A Participant is limited to one non-hardship in-service distribution each Plan Year.

(d)
Except as otherwise provided in Section 9.06, under no circumstances shall the Plan Administrator permit a Participant to repay to the Plan the amount of any in-service distribution or hardship withdrawal.

ARTICLE 10

LOANS

10.01    Authority to Establish Loan Program.

(a)	The Plan Administrator is authorized and directed to administer the loan program. The Employer shall permit a Participant to receive a loan from the Plan in accordance with this Article 10.

(b)
Any loan granted under the Plan shall be made in accordance with the terms of a written loan policy adopted by the Employer (the “Loan Policy”) which is incorporated by reference. The Loan Policy may be amended in writing from time to time without the necessity of amending the Plan and shall be subject to this Article 10 to the extent the provisions of Article 10 are not inconsistent with the Loan Policy.

10.02    Eligibility for Loans and Form of Loan Payments.

(a)	Loans shall be available to Participants who are active Employees on a reasonably equivalent basis.

(b)
Loan payments shall be made by payroll deduction; provided however, that if permitted under the terms of the Loan Policy, Participants on an unpaid Authorized Leave of Absence, on Disability leave or who wish to make repayment in full, may make loan payments by check or money order.

10.03    Loan Amount.

(a)	Minimum Loan. No loan of less than $750 will be made.

(b)	Maximum Loan. A loan to any Participant (determined immediately after the origination of the loan) shall not exceed the lesser of:

(1)	Fifty percent (50%) of the Participant’s vested balance in his Account as of the Valuation Date with respect to which the loan is processed; or

(2)
$50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding loan balance of loans from the Plan on the date on which the loan was made.

10.04    Maximum Number of Loans.

No more than three loans may be made outstanding to any Participant at any time.

10.05    Assignment of Account.

Each loan shall be supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of fifty percent (50%) of the Participant’s right, title and interest in and to his Account and shall be supported by any other reasonable security required by the Trustee.

10.06    Interest.
Interest shall be charged on any loan at a reasonable annual percentage interest rate to be determined by the Plan Administrator at the time of the loan application. In determining the interest rate, the Plan Administrator shall take into consideration the purpose of the loan, the interest rates currently being charged by representative commercial banks in the local area in the business of lending money with respect to loans made in similar circumstances.

10.07    Term of Loan.

The maximum repayment term of any loan is five (5) years unless the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used as the principal residence of the Participant. The maximum repayment term for a loan used to acquire a dwelling unit shall be a reasonable time, as determined by the Plan Administrator, which may exceed five (5) years but shall not exceed thirty (30) years. The term of the loan may not extend beyond the Participant’s Termination Date. The Plan Administrator may, in its discretion, establish a shorter repayment term than the maximum repayment term otherwise permitted under the Plan.

10.08    Level Amortization.
Each loan shall provide for level amortization with payments to be made at such regular intervals as the Plan Administrator determines in its discretion, but not less frequently than once every three months over the term of the loan. Loans to Participants in active Employment shall be repaid through payroll deductions and the Participant shall be required to authorize such payroll deduction as a condition to receiving the loan. The Plan Administrator may establish a grace period for failure to comply with this Section 10.08 consistent with Treasury Regulations or other guidance from the Internal Revenue Service.

10.09	Directed Investment.

A Participant who receives a loan shall be deemed to have directed the Plan Administrator to reduce his Investment Funds by the amount of the loan, and until such loan is repaid, such loan shall be considered a directed investment of the Participant’s Account hereunder. The Plan monies which are used to fund the Participant loan shall be withdrawn in accordance with reasonable procedures established by the Plan Administrator.

Principal and interest payments on the loan will be allocated to the Participant’s Investment Funds according to the Participant’s investment election at the time of the loan payment.

10.10	Distribution of Loans.

Loans shall be distributed as soon as practicable after the application for the loan is approved and after the Participant completes all documentation necessary to make loan.

10.11	Suspension of Loan Repayments During Military Service.

See Article 17 for special rules applicable to loans following Military Service.

10.12    Deemed Distributions.

(a)
If a loan fails to satisfy the requirements of Sections 10.03(b), 10.07, 10.08, or other applicable requirements that result in a default of the loan (except as otherwise provided by Treasury Regulations or other governing authority), the outstanding balance of a loan is treated as a Distribution and ceases to be an outstanding loan (a “Deemed Distribution”). However, the Participant’s Account may not be reduced by the outstanding balance of the loan until the Participant’s Account can be otherwise distributed.

(b)
A loan that is deemed distributed under Section 10.12(a) is considered outstanding and interest shall continue to accrue on such loan solely for purposes of determining the maximum permitted loan amount (see Section 10.03). The loan will cease to be considered outstanding for purposes of Section 10.03 when the loan is repaid or the Participant’s Account balance is reduced by the outstanding balance of the loan determined as of the date of the Deemed Distribution (see Section 10.12(a)). Note that the Participant’s Account balance cannot be offset by the outstanding balance of the loan until the Participant’s Account can be distributed.

(c)
If a loan is deemed distributed and the Plan Administrator permits the Participant to seek a subsequent loan, the subsequent loan must require that the Participant repay such subsequent loan through payroll deductions. In the absence of payroll deductions (e.g., an Employee on unpaid leave of absence), the Participant must provide adequate security (and for this purposes, a voluntary and automatic repayment from the Participant’s financial institution through ACH or other similar means approved by the Plan Administrator may constitute adequate security if such repayment can be processed through the Plan’s recordkeeping system). Subject to the exceptions in Section 10.02(b), failure to repay such loan through payroll deduction or in the absence of adequate security shall result in the subsequent loan being a Deemed Distribution.

10.13    Other Requirements.

The Plan Administrator may establish such additional guidelines and rules as it deems necessary. Such guidelines and rules shall be set forth in the loan application and the terms specified in such loan application are hereby incorporated by reference in the Plan. The Plan Administrator may amend or modify the loan application as it deems necessary to carry out the provisions of this Article 10.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.01	Named Fiduciaries.

The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

(a)	The Company;

(b)	The Trustee;

(c)	The Plan Administrator.

The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named Fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust.

11.02	Trustee.

The Trustee shall exercise all of the powers as to investment, reinvestment, control and disbursement of the Fund as are provided in the Plan and Trust. All of the assets of the Plan shall be held in trust by the Trustee under the terms of the Trust.

11.03	Plan Administrator.

(a)
The Plan Administrator shall administer the Plan and may appoint such agents as it deems necessary for the effective performance of its duties with respect to the Plan, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Plan Administrator deems expedient or appropriate. .

(b)
The Plan Administrator shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of ERISA, the Plan Administrator shall have the following specific powers and responsibilities:

(1)	To construe the Plan and Trust and to determine all questions arising in the administration, interpretation and operation of the Plan;

(2)	To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust;

(3)	To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

(4)
To keep records of all acts and determinations of the Plan Administrator with respect to the Plan, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

(5)
To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by ERISA, the regulations thereunder, or by any other applicable law;

(6)
To file with the Secretary of Labor such reports and additional documents as may be required by ERISA and regulations issued thereunder, including, but not limited to, summary plan description, modifications and changes, annual reports, terminal reports and supplementary reports;

(7)	To file with the Secretary of the Treasury all reports and information required to be filed by the Code, ERISA and regulations issued under each;

(8)	To appoint or remove the investment manager (as defined in ERISA Section 3(38)); and

(9)	To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law;

(10)	To add, approve or remove a trustee.

(c)
To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their Retirement, death or other termination of Employment, and such other pertinent facts as the Plan Administrator may require. The Plan Administrator shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Plan Administrator and the Employer shall be entitled to rely upon all certificates and reports made by a certified public accountant selected or approved by the Employer. The Plan Administrator, the Employer and its officers and the Trustee, shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

11.04	Standard of Fiduciary Duty.

Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Section 408 of ERISA or Code Section 4975 in the performance of its duties hereunder.

11.05    Claims Procedure.

(a)
Filing a Claim. If a Participant, Separated Participant, Spouse Beneficiary, or alternate payee (the “Claimant”) believes he is entitled to benefits under the Plan that are not being paid or accrued for his benefit, he may file a written claim with the Plan Administrator or its designee . All applications for benefits must be submitted within the “Applicable Limitations Period.” The “Applicable Limitations Period” shall be two years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of other forms of payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained or grieved of occurred.

(b)
Notification to Claimant of Decision. Within 90 days after receipt of a claim (or within 45 days in the case of a claim for disability benefits) by the Plan Administrator or its designee, or within 180 days if special circumstances require an extension of time (or within 105 days in the case of a claim for disability benefits if the delay is due to matters beyond the control of the Plan Administrator or its designee), the Plan Administrator or its designee will notify the claimant of its decision with regard to the claim.

(1)
If special circumstances require an extension of time, a written notice of the extension will be furnished to the Claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. In no case, however, shall the extension of time delay the Plan Administrator’s decision on such appeal request beyond 180 days following receipt of the claim.

(2)	If such claim is wholly or partially denied, notice of the denial will be written in a manner calculated to be understood by the Claimant and will set forth:

(A)    the specific reason or reasons for the denial;

(B)	a specific reference to pertinent Plan provisions on which the denial is based;

(C)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(D)	a description of the Plan’s review procedures and the applicable time limits.

(c)    Procedure for Review.

(1)
Any Claimant whose claim for benefits has been denied, may appeal such denial and request a further review of the decision. Within 60 days (or within 180 days in the case of a claim for disability benefits) following receipt by the Claimant of notice denying his claim in whole or in part, the Claimant may appeal denial of the claim by filing a written application for review with the Plan Administrator or its designee. Such application shall set forth (A) the reasons supporting the claim, (B) the reasons such claim should not have been denied, and (C) any other issues or comments which the Claimant deems appropriate with respect to the claim.

(2)
Following such request for review, the Plan Administrator or its designee shall review the decision denying the claim, taking into account all additional information submitted by the Claimant without regard to whether the information was submitted or considered in the initial benefit determination.

(3)
Prior to the decision of the Plan Administrator or its designee, the Claimant shall have an opportunity to review pertinent documents and submit issues and comments in writing. Specifically, upon request, the Claimant will be provided reasonable access to and copies of all documents and records and other information relevant to the claim, free of charge.

(d)
Decision on Review. The decision on review of a claim, other than a claim for disability benefits, denied in whole or in part by the Plan Administrator or its designee will be made in the following manner:

(1)
Within 60 days (or within 45 days in the case of a claim for disability benefits) following receipt by the Plan Administrator or its designee of the request for review, or within 120 days if special circumstances require an extension of time, the Plan Administrator or its designee will notify the Claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension will be furnished to the Claimant prior to commencement of the extension. In no case, however, shall the extension of time delay the Plan Administrator’s decision on such appeal request beyond 120 days following receipt of the actual request for review.

(2)	The decision on review of a claim that is denied in whole or in part will:

(A)	set forth specific reasons for the decision written in a manner calculated to be understood by the Claimant;

(B)	cite the pertinent plan provisions on which the decision is based; and

(C)	state that, upon request, the Claimant will be provided reasonable access to and copies of all documents and records and other information relevant to the claim, free of charge.

(3)
The decision of the Plan Administrator or its designee on appeal will be final and conclusive upon all persons, and a Participant, or his Beneficiary or legal representative, shall not be permitted to bring suit at law or equity on an application without first exhausting the remedies available hereunder.

(e)
Action by Authorized Representative of Claimant. All actions set forth in this Section to be taken by the claimant may be taken by a representative of the claimant authorized to act on his behalf with respect to these matters. The Plan Administrator or its designee may require evidence as it reasonably deems necessary or advisable of the representative’s authority.

(f)	Delegations. The Plan Administrator may delegate any of its functions under this Section.

(g)
Limitation on Claims. No action at law or in equity may be brought in court on a claim for benefits under this Plan after the later of one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, one year after the 120th day after receipt of the request for review). Failure to file suit within this time period shall extinguish any right to benefits under the Plan.

11.06    Indemnification.

To the extent permitted under ERISA, the Company shall indemnify (i) the Board, (ii) the Plan Administrator and (iii) any officer or employee of the Employer who is acting as a Fiduciary to the Plan against all claims, losses, damages, expenses, costs or liabilities (including reasonable attorney’s fees) which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Employer shall indemnify the individuals or groups in (i) through (iii) above (whether or not a fiduciary to the Plan) against all claims, losses, damages, expenses, costs and liabilities (including reasonable attorney’s fees) not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan, the funds of the Plan or its Participants except when the same is judicially determined to be due to the gross negligence or willful misconduct of such individual or group. The Employer may purchase fiduciary liability insurance to insure its obligation under this Section. The Employer shall have the right to select counsel to defend the Board, Plan Administrator or any officer or Employee in connection with any litigation arising from the execution of their duties under the Plan.

11.07    Administrative Expenses.

The expenses of Plan administration shall be paid from the Plan’s assets unless the Employer pays such expenses. In addition, each Participant’s Account shall be charged an annual fee equal to the amount charged by the Plan’s third party recordkeeper and/or trustee, if applicable.

ARTICLE 12

AMENDMENT AND TERMINATION

12.01    Right to Amend.

The Company intends for the Plan to be permanent so long as the Company or its successor exists; however, it reserves the right (through action of the Board) to modify, alter, or amend this Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Code Sections 40l(a) and 401(k) or to insure compliance with ERISA; provided, however, that the Company shall not have the authority to amend this Plan and the Trust in any manner which will:

(a)
Permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

(b)	Cause or permit any portion of the Fund to revert to or become the property of the Employer;

12.02    Termination and Discontinuance of Contributions.

(a)
The Company (through action of the Board) shall have the right at any time to terminate this Plan or to discontinue permanently its contributions hereunder (hereinafter referred to as “Plan Termination”). Upon Plan Termination, the Plan Administrator shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall, when directed by the Plan Administrator, distribute all amounts held in the Fund to the Participants and others entitled to Distributions in proportion to the Accounts of such Participants and other Distributees as of the date of such Termination. If the Plan is completely or partially terminated, or if the Employer permanently discontinues its contributions to the Plan, then all Participants (in the case of complete Plan termination or permanent discontinuance of contributions) or the affected Participants (in the event of a partial Plan termination), shall become 100% vested in all of their Accounts under the Plan immediately upon such event. In the event that this Plan is partially terminated, then the provisions of this Section 12.02 shall apply, but solely with respect to the Employees affected by the partial termination.

(b)	The termination of sponsorship of the Plan by any Affiliated Sponsor shall not affect the sponsorship of the Plan by the Company or any other Affiliated Sponsor.

ARTICLE 13

SPECIAL DISCRIMINATION RULES

13.01    Definitions.

Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions in computing the ACP for a Plan Year. If a Participant (as defined below) does not receive an allocation of Employer Contributions for a Plan Year, such Participant’s ACP for the Plan Year shall be zero.

ACP Test shall mean the test set forth in Section 13.06.

Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Pre-Tax Contributions and Roth 401(k) Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-Highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Nonelective Contributions and Qualified Matching Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Nonelective Contributions and Qualified Matching Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not to make a Pre-Tax Contribution or Roth 401(k) Contribution for a Plan Year and is not allocated a Qualified Nonelective Contribution for such Plan Year, such Participant’s ADP for the Plan Year shall be zero.

ADP Test shall mean the test set forth in Section 13.03.

Applicable ACP Year shall mean the current Plan Year for which the ACP Test is performed.

Applicable ADP Year shall mean the current Plan Year for which the ADP Test is performed.

Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Compensation shall mean wages, as defined in Section 3401(a) of the Code, and other payments received by an Employee from the Company and any other Affiliate during the Plan Year that are reported in Box 1 on IRS Form W-2 (Wage and Tax Statement) for the Plan Year plus any contribution or deferral that is not includible in gross income by reason of Code Section 125, 132(f), 401(k), 402(e)(3), 402(h)(1), 403(b), or 457. “Compensation” shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed.

Employer Matching Contributions. For purposes of this Article 13, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant’s Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and (iii) made on account of such Participant’s Pre-Tax Contributions and/or Roth 401(k) Contributions for the Plan Year.

Excess Deferrals shall have that meaning as defined in Section 13.02.

Excess ACP Contributions shall have that meaning as defined in Section 13.08.

Excess ADP Deferrals shall have that meaning as defined in Section 13.05.

Highly Compensated Employee. See Article 14.

Non-Highly Compensated Employee. See Article 14.

Participant.

(a)
For purposes of computing the Average Actual Contribution Percentage and related provisions of this Article 13, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee’s failure to make a required Employee Contribution or (ii) is unable to receive an Employer Matching Contribution or make an Employee Contribution because his Compensation is less than a stated amount.

(b)
For purposes of computing the Average Actual Deferral Percentage and related provisions of this Article 13, a Participant shall mean any Eligible Employee who (i) is eligible to make a Pre-Tax Contribution or a Roth 401(k) Contribution, including an Eligible Employee whose right to make a Pre-Tax Contribution or a Roth 401(k) Contribution has been suspended because of an election not to participate or a hardship distribution, or (ii) is unable to make a Pre-Tax Contribution or a Roth 401(k) Contribution because his Compensation is less than a stated amount.

Pre‑Tax Contributions or Roth 401(k) Contributions. For purposes of this Article 13, a Pre-Tax Contribution or Roth 401(k) Contribution is taken into account only if the contribution (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2½ months after the Plan Year but for the Contribution Agreement. A Pre-Tax Contribution or Roth 401(k) Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Pre-Tax Contribution or Roth 401(k) Contribution relates.

Qualified Elective Deferral. For purposes of this Article13, Qualified Elective Deferral shall mean Pre-Tax Contributions and Roth 401(k) Contributions designated by the Plan Administrator as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 13.06. In addition, the following requirements must be satisfied:

(1)
The aggregate of all Pre-Tax Contributions and Roth 401(k) Contributions (for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 13.03(a).

(2)
The aggregate of all Pre-Tax Contributions and Roth 401(k) Contributions for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 13.03(a).

(3)
Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Pre-Tax Contributions and Roth 401(k) Contributions and shall remain part of the Participant’s Pre-Tax Contributions Account and/or Roth 401(k) Contributions Account, as the case may be.

(4)
Except as provided by this definition, Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

Qualified Matching Contribution shall mean an Employer Matching Contribution that the Plan Administrator designates as a Qualified Matching Contribution to meet the ADP testing requirements of Section 13.03. In addition, all of the following requirements must be satisfied:

(1)	The Employer Matching Contribution for a Plan Year (including any Qualified Matching Contributions for such Plan Year) must satisfy the requirements of Code Section 401(a)(4).

(2)
The Employer Matching Contributions for a Plan Year (excluding any Qualified Matching Contributions for such Plan year that are used to satisfy the ADP testing requirements of Section 13.03) must satisfy the requirements of Code Section 401(a)(4).

(3)	The Qualified Matching Contribution for a given Plan Year satisfies the requirements of an Employer Matching Contribution for such Plan Year as defined in this Section 13.01.

(4)
The Qualified Matching Contribution, at the time it was contributed to the Plan, was 100% vested at all times and was subject to the distribution restrictions applicable to Pre-Tax Contributions (except that the Qualified Matching Contribution cannot be distributed as a hardship distribution).

(5)	Qualified Matching Contributions shall, if deemed necessary, be held in a sub-account of the Participant’s Employer Matching Contribution Account.

Qualified Nonelective Contribution. For purposes of this Article [Special Nondiscrimination Rules] shall mean an Employer Contribution designated by the Plan Administrator as a Qualified Nonelective Contribution in order to meet the ADP testing requirements of Section 13.03 or the ACP testing requirements of Section 13.06. In addition, the following requirements must be satisfied:

(1)	The Qualified Nonelective Contribution, whether or not used to satisfy the requirements of Sections 13.03 or 13.06, must meet the requirements of Code Section 401(a)(4).

(2)
Qualified Nonelective Contributions which are taken into account in order to meet the requirements of Section 13.03 or 13.06 (as applicable) shall not be counted in determining whether the testing requirements of any of such other sections are met.

(3)
The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Pre-Tax Contributions and Roth 401(k) Contributions, except that Qualified Nonelective Contributions cannot be distributed in a hardship distribution.

(4)
Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

13.02    Limit on Pre-Tax Contributions and Roth 401(k) Contributions.

(a)
Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant’s Pre-Tax Contributions and Roth 401(k) Contributions during a calendar year may not exceed the amount established by the Secretary of the Treasury pursuant to Code Section 402(g). Any Pre-Tax Contributions and Roth 401(k) Contributions in excess of the foregoing limit (“Excess Deferral”), plus any income and minus any loss allocable thereto must be distributed to the applicable Participant no later than April 15 following the calendar year in which the Pre-Tax Contributions and Roth 401(k) Contributions were made.

(b)
Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Plan Administrator designates the distribution as a distribution of an Excess Deferral. If a Participant who has an Excess Deferral has made both Pre-Tax Contributions and Roth 401(k) Contributions during the calendar year in which the Excess Deferral arose, the Participant shall be permitted to designate whether such Excess Deferral shall be attributed to his Pre-Tax Contributions or Roth 401(k) Contributions. In the event the Participant fails to make such designation, the Participant shall be deemed to have designated that the Excess Deferral shall be attributed first to Pre-Tax Contributions and then to his Roth 401(k) Contributions (if any).

(c)
If a Participant makes Pre-Tax Contributions and/or Roth 401(k) Contributions under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 13.02(a) and (b) the aggregate of all Pre-Tax Contributions, Roth 401(k) Contributions and such other pre-tax contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Plan Administrator return all or a portion of the Participant’s Pre-Tax Contributions or Roth 401(k) Contribution (as elected by the Participant) for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Pre-Tax Contributions and Roth 401(k) Contributions and other pre-tax contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

(d)	Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section13.02(c) which is maintained by an entity other than the Employer must:

(1)	be made in writing;

(2)
be submitted to the Plan Administrator not later than the March 1 following the Plan Year in which the Excess Deferral arose (or such later date as determined by the Plan Administrator, but no later than April 14 of such year);

(3)	specify the amount of the Excess Deferral;

(4)
contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k),or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Deferral occurred

(5)
designate whether Pre-Tax Contributions or Roth 401(k) Contributions shall be returned. If the Participant fails to designate the type of Employee Contributions (other than Catch-Up Contributions) to return as an Excess Deferral, the Plan will first return the Participant’s Pre-Tax Contributions followed by the Participant’s Roth 401(k) Contributions, if any.

In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 13.02(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

(e)
Pre-Tax Contributions and Roth 401(k) Contributions may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals returned to the Participant under this Section 13.02 shall not be treated as Annual Additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant’s aggregate Pre-Tax Contributions and Roth 401(k) Contributions for such calendar year.

To the extent a return of Excess Deferrals represent a return of the Participant’s Roth 401(k) Contributions, such returned Excess Deferrals shall not be includible in the Participant’s gross income for income tax purposes. However, any income allocable to such returned Excess Deferrals shall be includible in the Participant’s gross income for tax purposes.

(f)
The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 13.02 shall be determined using any method permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all Excess Deferrals for the Plan Year.

(g)
Any Employer Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 13.02 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions and Roth 401(k) Contributions that are returned to the Participant as an Excess Deferral shall be deemed to be first those Pre-Tax Contributions and Roth 401(k) Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions and Roth 401(k) Contributions for which an Employer Matching Contribution was made. Accordingly, if the Pre-Tax Contributions or Roth 401(k) Contributions that are returned to the Participant as Excess Deferrals were not matched, no Employer Matching Contribution will be forfeited.

13.03    Average Actual Deferral Percentage (ADP Test).

(a)
The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the Applicable ADP Year must satisfy one of the following tests:

(1)
The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Applicable ADP Year multiplied by 1.25; or

(2)
The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Applicable ADP Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by two.

(b)
If at the end of the Plan Year, the Plan does not comply with the provisions of Section 13.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury Regulations:

(1)	Distribute Pre-Tax Contributions or Roth 401(k) Contributions to certain Highly Compensated Employees as provided in Section 13.05; or

(2)
Make a Qualified Nonelective Contribution on behalf of any or all of the Non-Highly Compensated Employees and aggregate such contributions with the Non-Highly Compensated Employees’ Pre-Tax Contributions or Roth 401(k) Contributions as provided in Section 13.01 (definition of ADP).

(c)
In computing the Average Actual Deferral Percentage, the Employer may exclude Non-Highly Compensated Employees who, prior to the last day of the Plan Year, have not yet attained age 21 or have not yet completed a Year of Eligibility Service if the Employer satisfies a special coverage rule described below. The special coverage rule requires the Plan to satisfy the minimum coverage rules of Code Section 410(b)(4)(B) with respect to all Employees who are permitted to participate in the Plan but have not yet attained age 21 or have not yet completed a Year of Eligibility Service.

13.04    Special Rules For Determining Average Actual Deferral Percentage.

(a)
The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employee Contributions allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by an Employer or its Affiliates shall be determined as if such Employee Contributions were made under a single arrangement.

(b)
If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Pre-Tax Contributions and Roth 401(k) Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c)
The determination and treatment of the Pre-Tax Contributions and Roth 401(k) Contributions and the Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

13.05    Distribution of Excess ADP Deferrals.

(a)
Pre-Tax Contributions and Roth 401(k) Contributions exceeding the limitations of Section 13.03(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferrals shall be distributed to Highly Compensated Employees as set forth below. To determine the aggregate amount of Excess ADP Deferrals to be distributed, the Plan Administrator shall first determine the aggregate dollar amount of the distribution as follows:

(1)
Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then

(2)
Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then

(3)
Repeat the steps described in (1) and (2) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 13.03(a); then

(4)	Add the dollar amounts determined in each of steps (1), (2) and (3) above.

The aggregate dollar amount of Excess ADP Deferrals determined under steps (1) through (4) above shall be distributed as follows:

(i)
First to those Highly Compensated Employees with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions until each such Employee’s Pre-Tax Contribution and Roth 401(k) Contributions equals the second highest amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan;

(ii)
Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan, until each such Employee’s Pre-Tax Contribution and Roth 401(k) Contributions equals the third highest amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan; and

(iii)
Then the steps described in (i) and (ii) shall be repeated for the third and successive Highly Compensated Employees with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan until all Excess ADP Deferrals have been returned.

(iv)	If a Highly Compensated Employee is eligible to make Catch-Up Contributions under Section 4.02, any Excess ADP Deferrals allocated to such Highly Compensated

Employee in steps (i) through (iii) above must be retained by the Plan and treated as Catch-Up Contributions for the Plan Year in which the Excess ADP Deferral was made, to the extent permitted under Section 4.02 and Code Section 414(v). Any remaining Excess ADP Deferral shall then be distributed to such Highly Compensated Employee. Any Excess ADP Deferrals that are retained by the Plan as Catch-Up Contributions under this paragraph shall be treated as Catch-Up Contributions under Section 4.02 of the Plan. Any Employer Matching Contribution on a Pre-Tax Contribution that is recharacterized as a Catch-Up Contribution shall be forfeited.

(b)
To the extent administratively possible, the Plan Administrator shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2½ months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under the Plan.

(c)
The income or loss allocable to Excess ADP Deferrals shall be determined using one of the methods permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(d)
If an Excess Deferral has been distributed to the Participant pursuant to Section 13.02(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

(e)
Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 13.05 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions or Roth 401(k) Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions or Roth 401(k) Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions or Roth 401(k) Contributions for which an Employer Matching Contribution was made. Accordingly, unmatched Pre-Tax Contributions shall be returned before matched Pre-Tax Contributions and unmatched Roth 401(k) Contributions shall be returned before Matched Roth 401(k) Contributions.

13.06    Average Actual Contribution Percentage (ACP Test).

(a)
The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the Applicable ACP Year must satisfy one of the following tests:

(1)
The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Applicable ACP Year multiplied by 1.25; or

(2)
The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated

Employees for the Applicable ACP Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two.

(b)
If at the end of the Plan Year, the Plan does not comply with the provisions of Section 13.06(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):

(1)	Aggregate Qualified Elective Deferrals with the Employer Matching Contributions of Non-highly Compensated Employees as provided in Section 13.01 (definition of ACP).

(2)	Distribute Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 13.08.

(3)
Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees’ Employer Matching Contributions as provided in Section 13.01 (definition of ACP).

13.07    Special Rules For Determining Average Actual Contribution Percentages.

(a)
The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his Account under two or more arrangements described in Code Sections 401(a) or 401(m) that are maintained by an Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

(b)
If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c)	The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

13.08    Distribution of Employer Matching Contributions.

(a)
Employer Matching Contributions exceeding the limitations of Section 13.06(a) (“Excess ACP Contributions”) and any income or loss allocable to such Excess ACP Contribution may be distributed or forfeited in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to certain Highly Compensated Employees. The amount of Excess ACP Contributions and the distribution or forfeiture of such Excess ACP Contributions shall be determined using the procedure described in Section 13.05(a).

(b)
To the extent administratively possible, the Plan Administrator shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2½ months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

(c)
The income or loss allocable to Excess ACP Contributions shall be determined using one of the methods permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(d)	Amounts distributed to Highly Compensated Employees under this Section 13.08 shall be treated as Annual Additions with respect to the Employee who received such amount.

13.09    Military Service.

Make-up Contributions relating to Military Service (as described in Article 17) shall not be taken into account for purposes of this Article 13.

13.10    Order of Applying Certain Sections of Article.

In applying the provisions of this Article 13, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ADP Deferrals shall be made second, and the determination and elimination of Excess ACP Contributions shall be made third.

ARTICLE 14

HIGHLY COMPENSATED EMPLOYEES

14.01    In General.

For the purposes of this Plan, the term “Highly Compensated Employee” is any active Employee described in Section 14.02 below and any Former Employee described in Section 14.03 below. Various definitions used in this Article are contained in Section 14.04. A Non-Highly Compensated Employee is an Employee who is not a Highly Compensated Employee.

14.02    Highly Compensated Employees.

An Employee is a Highly Compensated Employee if the Employee:

(a)	is a 5-Percent Owner during the Determination Year or the year preceding the Determination Year; or

(b)
during the year preceding the Determination Year, receives Compensation in excess of $115,000 (e.g., for 2013, anyone making more than $115,000 in 2012 is a Highly Compensated Employee for 2013). This dollar amount shall be increased annually as provided in Code Section 414(q)(1).

14.03    Former Highly Compensated Employee.

A Former Employee is a Highly Compensated Employee (applying the rules of Section 14.02(a) or (b)) if the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee’s 55th birthday.

14.04    Definitions.

The following special definitions shall apply to this Article 14:

Compensation for purposes of this Article 14 shall mean the gross annual earnings reported on the Participant’s IRS Form W-2 (box 1) as required by Code Sections 6041(d) and 6051(a)(3). In addition, Compensation shall include compensation which is not includible in the Participant’s IRS Form W-2 (Box 1) by reason of Code Section 402(a)(8) (employee Salary Deferrals under a Code Section 401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan). Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section 217. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. Compensation shall also include salary deferrals for qualified transportation fringe benefits under Code Section 132(f).

Determination Year shall mean the Plan Year for which the ADP is computed.

Employer for purposes of this Article 14 shall mean the Company and its Affiliates.

5-Percent Owner shall mean, if the Employer is a corporation, any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer. If the Employer is not a corporation, a 5-Percent Owner is any Employee who owns more than five percent of the capital or profits interest in the Employer.

Former Employee shall mean an Employee (i) who has incurred a Termination Date or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

Separation Year shall mean any of the following years:

(1)	An Employee who incurs a Termination Date shall have a Separation Year in the Determination Year in which such Termination Date occurs;

(2)
An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

(3)
An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee’s average annual Compensation for the immediately preceding three calendar years (or the Employee’s total years of Employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee’s Compensation returns to a level comparable to the Employee’s Compensation immediately prior to such Separation Year.

ARTICLE 15

MAXIMUM BENEFITS

15.01    Definitions.

The following definitions shall apply for purposes of this Article 15:

(a)    “Annual Additions” means, for each Limitation Year, the sum of:

(1)	The contributions by the Company or any other Affiliate to this Plan or any other qualified defined contribution retirement plan;

(2)    Any forfeitures allocated to a Participant under such a plan;

(3)    Any contribution to such a plan by the Participant; and

(4)
Any contribution by the Company or any other Affiliate to an individual medical account, as defined in Section 415(l) (2) of the Code, established for a Participant under any pension or annuity plan, and, in the case of an individual who is or was at any time a key employee as defined in Section 16.03, any contribution by the Company or any other Affiliate paid or accrued to a separate account in a funded welfare benefit plan, as defined in Section 419(e) of the Code, established for the purpose of providing post-retirement medical benefits.

The term “Annual Additions” shall not include any elective contributions in excess of the Code Section 402(g) limit that are distributed, any investment earnings allocable to a Participant, amounts recontributed to this Plan under Section 7.05, any rollover contributions described in Section 4.07, or payments of principal and interest on any loan made to a Participant under Article 10.

(b)	“Compensation” means Compensation as defined in Article 14 of the Plan.

(c)	“Excess Amount” means the amount allocated or credited to a Participant in excess of the limit applicable under Section 15.02.

15.02    Maximum Annual Additions.

(a)
Except to the extent permitted under Section 4.02 of the Plan and Section 414(v) of the Code, the maximum Annual Additions that may be contributed or allocated to a Participant for any Limitation Year under this Plan and any other qualified defined contribution retirement plan maintained by the Company or any other Affiliate shall not exceed the lesser of: (1) $51,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (2) 100% of the Participant’s Compensation for the Limitation Year.

(b)	For purposes of the limitation set forth in subsection (a)(1), any contribution described in Section 15.01(a)(4) shall not be taken into account.

15.03    Excess Amounts.

(a)
An Excess Amount shall be attributed to, and treated in accordance with the provisions of, the qualified retirement plan or plans maintained by the Company or other Affiliate in which the Participant participates, in the following order:

(1)    any qualified defined benefit pension plan;

(2)    the Southside Bancshares, Inc. Employee Stock Ownership Plan;

(3)    any other qualified defined contribution plan; and

(4)    this Plan.

ARTICLE 16

TOP HEAVY RULES

16.01    General.

(a)	The provisions of this Article shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

(b)
The provisions of this Article shall apply for purposes of determining whether the plan is a Top-Heavy plan, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.

16.02    Top-Heavy Status.

(a)
The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. Qualified plans in the Required Aggregation Group and, if elected, the Permissive Aggregation Group shall be taken into account for determining if the Plan is Top Heavy.

(b)
If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s account balances under this Plan.

(c)
Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top-Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

16.03    Definitions.

Compensation. The term “Compensation” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Determination Date. For any Plan Year subsequent to the first Plan Year, Determination Date means the last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, Determination Date means the last day of the first Plan Year.

Employer. The term “Employer” shall include any Affiliate of such Employer.

5-Percent Owner. The term “5-Pecent Owner” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Former Employee. The term “Former Employee” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Key Employee. Any Employee or Former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an Officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-Percent Owner of the Employer, or a 1-Percent Owner of the Employer having annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Non-Key Employee. Any Participant who is not a Key Employee.

Officer. An Officer is any Employee (determined upon the basis of all facts, including, for example, the source of such Employee’s authority, the term for which elected or appointed, and the nature and extent of such Employee’s duties. Generally, the term Officer means an administrative executive who is in regular and continued service and excludes an individual employed for a special and single transaction. An Employee with a title of an officer but not the authority of an officer is not considered an Officer for purposes of this Article 16. Similarly, an Employee without a title of an officer but who has the authority of an officer shall be considered an Officer for purposes of this Article 16. For purposes of this Article 16, no more than 50 employees (or, if there are less than 50 employees, the greater of three (3) or ten percent (10%) of the employees) shall be treated as Officers.

1-Percent Owner. If the Employer is a corporation, a 1-Percent Owner is any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than one percent of the value of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of the Employer. If the Employer is not a corporation, a 1-Percent Owner is any Employee who owns more than one percent of the capital or profits interest in the Employer.

Permissive Aggregation Group. Qualified plans maintained by the Employer which are not in the Required Aggregation Group may be combined at the Employer’s election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410.

Required Aggregation Group. If the Employer maintains more than one Qualified plan, all plans in which any Key Employee participates and all plans (including terminated plans which were maintained by the Employer within the five-year period ending on the Determination Date) which enable this Plan to satisfy the anti-discrimination requirements of Code Sections 401(a)(4) or 410 must be combined with this Plan for the purposes of applying the 60% test described in Section 16.02.

Top Heavy. See Section 16.02.

Valuation Date. The date as of which account balances or accrued benefits are valued for purposes of determining the Top Heavy status.

16.04	Determination of Present Values and Amounts.

(a)
Distributions during Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)
Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

16.05    Minimum Benefit.

(a)
Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee’s Compensation or (ii) the largest percentage of Employer Contributions and Pre-Tax Contributions, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for such Plan Year. Pre-Tax Contributions allocated to the Accounts of Non-Key Employees shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 16.05.

(b)
The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning Compensation less than a stated amount.

(c)
Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

(d)
If the Employer maintains a defined benefit plan in addition to this Plan that covers Non-Key Employees who are also covered under this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan year will be satisfied under the defined benefit plan.

(e)
If the Employer maintains a defined contribution in addition to this Plan that covers Non-Key Employees who are also covered under this Plan, the top heavy minimum benefit requirement shall be satisfied under the other defined contribution plan.

ARTICLE 17

MILITARY SERVICE

17.01    Reemployment Following Military Service.

If an individual has been absent from Employment by reason of Military Service, such individual satisfies all requirements under USERRA to be reemployed by an Employer and, upon his rehire following Military Service, such individual’s reemployment rights are protected by USERRA, the provisions of this Article 17 shall apply. Reemployment Following Military Service shall occur upon such individual completing one Hour of Service following his Military Service.

17.02	Differential Pay.

(a)	In General. This Section 17.02 applies to Participants who are absent from active Employment on account of Military Service and who receive Differential Pay while on Military Service.

(b)
Differential Pay. Differential Pay is a payment by an Employer to a Participant while on Military Service if the Participant is on active duty for a period of more than thirty (30) days. The payment represents all or a portion of the wages the individual would have received from his Employer if the Participant were in active Employment instead of Military Service.

(c)
Differential Pay Treated as Compensation. If an Employer pays Differential Pay to a Participant, such Participant shall be deemed to be an Employee of such Employer and the Differential Pay shall be deemed to be Compensation for purposes of this Plan. If the Participant were an Eligible Employee immediately prior to his Military Service, the Participant is entitled to make an Employee Contribution out of such Differential Pay. The Participant must make a new Contribution Agreement to make an Employee Contribution out of the Differential Pay. The Plan Administrator may revise its procedures for processing Contribution Agreements to take into account the Participant’s Military Service and inability to submit Contribution Agreements following normal rules and procedures.

(d)
Nondiscrimination Requirement. A Plan shall be treated as complying with the discrimination provisions described in Code Section 414(u)(1)(C) if (1) all employees of the Employer and its Affiliates who are on Military Service and on active duty for at least thirty (30) days are entitled to receive Differential Pay on reasonably equivalent terms and (2) if eligible to participate in a retirement plan maintained by the Employer, such employee is permitted to make Employee Contributions based on the Differential Pay on reasonably equivalent terms. For purposes of applying this Section 17.02(d), the Employer can ignore individuals described in Code Sections 410(b)(3) through 410(b)(5).

(e)
Termination and Differential Pay. Notwithstanding that a Participant receiving Differential Pay is treated as an Employee of the Employer, a Participant on Military Service is also considered to have a severance from employment while in Military Service and accordingly is entitled to receive a Distribution from this Plan as any other Participant who has a Termination Date. This Section 17.02(e) only applies to the extent a Participant is receiving Differential Pay. In other words, if an Employer does not pay Differential Pay, a Participant on Military Service is not automatically deemed to have a severance from employment.

(f)
Suspension of Employee Contributions. If a Participant on Military Service elects a Distribution pursuant to Section 17.02(e), the Participant shall not be entitled to make an Employee Contribution for six months beginning on the date of the Distribution. This six month suspension applies even if the Participant is receiving Differential Pay and applies even if the Participant returns to active Employment following such Military Service.

17.03    Eligibility and Service Credit.

(a)
Hours of Service for Vesting and Eligibility. On Reemployment Following Military Service, the Employee shall be credited with Hours of Service for the period of Military Service and for the period of time between the end of Military Service and the Employee’s Reemployment Following Military Service. Such Hours of Service shall apply for purposes of determining vesting credit and eligibility credit. Hours of Service shall be determined by assuming the Employee continued to work regular hours for the Employer in the same manner as prior to the commencement of Military Service. If an Employer does not count Hours of Service for either vesting or eligibility, service for such purposes is determined under the elapsed time method.

(b)
Break in Service. On Reemployment Following Military Service, the Employee shall be treated as not having incurred a Break in Service with the Employer for purposes of participation and vesting by reason of the Military Service.

17.04    Contributions after Military Service.

(a)    Military Participant Make-Up Contributions.

(1)
Upon Reemployment Following Military Service, the Employee shall be allowed (but not required) to make up his missed Employee Contributions, called “Military Participant Make-Up Contributions.” The Military Participant Make-Up Contributions must be made during a time period starting with the date of Reemployment Following Military Service and up to three times the length of the immediate past Military Service but not to exceed five (5) years. However, such period shall end on the Employee’s Termination Date.

(2)
The Employee shall not be permitted to make up Military Participant Make-Up Contributions in an amount that exceeds the amount he would have been permitted to contribute had he remained continuously employed by the Employer. The maximum permitted Military Participant Make-Up Contributions shall be reduced by any Employee Contributions actually made to the Plan by the Participant during the period of Military Service.

(3)
The Military Participant Make-Up Contributions will be subject to the dollar limits in effect under Code Sections 402(g), 414(v) and 415 for the Plan Year during which the Military Participant Make-Up Contributions relate rather than the Plan Year during which the Military Participant Make-Up Contributions are made. The Military Participant Make-Up Contributions are not taken into account for the ADP Test for the Plan Year for which the contributions are made, or for any other Plan Year (see Article 13).

(4)
With respect to the Military Participant Make-Up Contributions, the Employee is not entitled to forfeitures or earnings, nor required to experience losses that accrued during the period of Military Service.

(5)	Military Participant Make-Up Contributions are permitted only to the extent the Employee has Compensation that can be deferred to the Plan following the Employee’s reemployment.

(6)	Military Participant Make-Up Contributions shall be made in accordance with procedures established by the Plan Administrator designed to implement the requirements of USERRA and this Article 17.

(b)    Military Employer Make-Up Contributions.

(1)
The Employer shall contribute to the Plan on the Employee’s behalf any Employer Contributions that would have been made on his behalf under the Plan during his Military Service (including Employer Matching Contributions on his Military Participant Make-Up Contributions). These contributions are known as “Military Employer Make-Up Contributions.” These Military Employer Make-Up Contributions must be made in the same manner and to the same extent that the Employer allocated Employer Contributions for other Employees during the Military Service in accordance with the requirements of Article 5.

(2)	The Employer shall be required to provide an Employer Matching Contribution only to the extent the Employee made his Military Participant Make-Up Contributions and is reemployed.

(3)	The Employee shall not receive earnings or forfeitures (related to the period of Military Service) on any such Military Employer Make-Up Contributions.

(4)
The Military Employer Make-Up Contributions will be subject to the dollar limits in effect under Code Section 415 for the Plan Year during which the Military Employer Make-Up Contributions relate rather than the Plan Year during which the Military Employer Make-Up Contributions are made. Military Employer Make-Up Contributions are not taken into account for ACP Test for the Plan Year for which the contributions are made, or for any other Plan Year (see Article 13).

(5)    Deadline for Making Military Employer Make-Up Contributions.

(A)
Military Employer Make-Up Contributions that are contingent on or attributable to Military Participant Make-Up Contributions (e.g., Employer Matching Contributions) shall be delivered to the Trustee in accordance with the provisions of the Plan relating to such Employer Contributions. Thus, if employer matching contributions are made after each payroll period, the Military Employer Make-Up Contribution is due following the payroll period in which the Military Participant Make-Up Contribution is made. Similarly, if employer matching contributions are made at the end of the Plan year, the Military Employer Make-Up Contribution is due at the end of the Plan Year in which the Military Participant Make-Up Contribution is made.

(B)
Military Employer Make-Up Contributions that are not contingent on or attributable to Military Participant Make-Up Contributions (e.g., Employer nonelective contributions) shall be delivered to the Trustee no later than ninety (90) days following the Participant’s Reemployment Following Military Service or when such Employer Contributions are normally due for the year in which the Military Service was performed, whichever is later.

(c)	Compensation. For this purpose, the Participant’s Compensation during his Military Service will be equal to:

(1)
The Compensation he would have received during his Military Service. This amount will be determined based on the rate of pay the Employee would have received from the Employer but for his absence during the Military Service; or

(2)
If the compensation the Employee would have received during his Military Service is not reasonably certain, the Employee’s average compensation from the Employer during the shorter of (i) the twelve-month period immediately before his Military Service, or (ii) the period of his Employment with the Employer immediately before his Military Service.

17.05    Loans.

(a)    Suspension and Repayments.

(1)
If a Participant has an outstanding loan from the Plan and is on Military Service, his loan repayments shall be suspended. Such suspension shall not cause the loan to be a Deemed Distribution (as defined in Article 10 “Loans”) even if the suspension exceeds one year and even if the term of the loan is extended.

(2)
Loan repayments shall resume upon the completion of the Military Service and the loan shall be repaid thereafter (i) by amortization on substantially level installments over a period that ends not later than the “latest permissible term” of the loan, or (ii) with a balloon payment at the end of the loan term. For the purpose of this subparagraph, the latest permissible term means the latest term permitted for the loan under Section 10.07 plus any additional period of suspension for Military Service.

(3)	The amount that must be repaid by the latest permissible term includes interest that accrues during the Military Service.

(4)
Notwithstanding paragraphs (1) - (3) above, at the Plan Administrator’s discretion, the Plan Administrator may continue to receive loan repayments during Military Service (for example, if the Employer continues to pay Employees on Military Service and loan payments continue to be deducted from such pay). Such decision must apply uniformly and in a nondiscriminatory manner.

(b)
Rate of Interest. If the Participant makes a request to the Plan Administrator to reduce the interest rate on any loan from the Plan, the interest rate will be reduced to six percent (6%), compounded annually, during the Employee’s Military Service under 50 App. Section 526 (relating to the Soldiers’ and Sailors’ Civil Relief Act Amendments of 1942). Upon Reemployment Following Military Service, the interest rate on the loan will revert back to the original rate of interest on the loan. If determined by the Plan Administrator, the interest rate on all plan loans to any participant on Military Service shall automatically be reduced to six percent (6%) during the Employee’s Military Service without the requirement of a formal request.

17.06	Death Benefits for Participants Who Die While on Military Service.

This Section 17.06 applies for purposes of determining survivor benefits for a Participant’s Beneficiary if a Participant on Military Service dies while on such Military Service. In such situation, the Employer shall treat the Participant as if the Employer rehired the Participant on the day before the Participant’s death and then as if the Participant died the following day. Accordingly, for example, the Participant will be deemed to be 100% vested (see Section 7.03) and the Participant’s Beneficiary shall be entitled to a Distribution of the Participant’s vested Account (see Section 8.01). However, this Section 17.06 does not require the Employer to make an Additional Employer Contribution on behalf of the deceased Participant or to allow any Employee Contributions on behalf of the deceased Participant. This Section 17.06 is effective January 1, 2007.

17.07	Definitions.

(a)
Military Service. Military Service shall mean service in the uniformed services as defined by USERRA. Military Service shall include voluntary or involuntary service in the United States Armed Forces; the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty under Federal statute; the commissioned corps of the Public Health Service, any other category of persons designated by the President in time of war or national emergency, and any other service recognized as Military Service by USERRA.

(b)	Military Employer Make-Up Contributions. Military Employer Make-Up Contributions shall have that meaning as set forth in Section 17.03(b).

(c)	Military Participant Make-Up Contributions. Military Participant Make-Up Contributions shall have that meaning as set forth in Section 17.03(a).

(d)	Reemployment Following Military Service. Reemployment Following Military Service shall have that meaning as set forth in Section 17.01.

(e)	USERRA. USERRA shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended as well as any applicable regulation pertaining thereto.

ARTICLE 18

MISCELLANEOUS

18.01    Headings.

The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

18.02	Action by Company.

Any action by the Company shall be by resolution of its Board of Directors or Chief Executive Officer, or by any person or persons duly authorized by resolution of said Board to take such action.

18.03    Spendthrift Clause.

Except as otherwise required by (a) a qualified domestic relations order, as defined in Code Section 414(p); or (b) a judgment, order, decree or settlement agreement described in Code Section 401(a)(13)(C) that is entered into on or after January 1, 2002, none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary. If any Participant shall attempt to dispose of the benefits provided for him hereunder, or to dispose of the right to receive such benefits, or in the event there should be an effort to see such benefits or the right to receive such benefits by attachment, execution or other legal or equitable process, such right to benefits shall pass and be transferred, at the discretion of the Plan Administrator, to such one or more as may be appointed by the Plan Administrator from among the Beneficiaries, if any theretofore designated by the Participant, or from the spouse, children or other dependents of the Participant, in such shares as the Plan Administrator may appoint. Any appointment so made by the Plan Administrator may be revoked by it at any time and further appointment made by it which may include the Participant.

18.04	Distributions Upon Special Occurrences.

(a)
Subject to Article 13, Employee Contributions and any income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor its Affiliates maintain a successor plan.

(b)
The provisions of this Section 18.04 including the definitions of terms such as “successor plan” shall be governed by Treasury Regulation Section 1.401(k)-1(d)(1)(iii) or any successor Treasury Regulation thereto.

(c)
In the event a Participant ceases to be an Employee as a result of a business transaction whereby he continues in a similar job with a successor employer, no distribution shall be made with respect to the Pre-Tax Contribution Account and Roth 401(k) Contributions Account of such Participant unless the applicable requirements of Code Section 401(k)(2)(B)(i) are satisfied.

18.05	Discrimination.

The Employer, the Plan Administrator, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

18.06	Release.

Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator and the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Plan Administrator, or the Employer, as the case may be.

18.07	Compliance with Applicable Laws.

The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan shall remain in compliance with the applicable provisions of the Code, ERISA and all other applicable laws, regulations, and rulings.

18.08	Agent for Service of Process.

The agent for service of process of this Plan shall be the Plan Administrator.

18.09	Merger.

In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of ERISA.

18.10	Governing Law.

The Plan shall be governed by the laws of the State of Texas to the extent that such laws are not preempted by Federal law.

18.11	Adoption of the Plan by an Affiliated Sponsor.

(a)
The Company or (its designee) shall determine which Affiliates shall become Affiliated Sponsors within the terms of the Plan. In order for the Board or (its designee) to designate an Employer as an Affiliated Sponsor, this Plan must designate the Affiliate as an Affiliated Sponsor on Schedule A or the Plan Administrator or (its designee) must designate in writing that the business enterprise is an Affiliated Sponsor. The Plan Administrator or (its designee) may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Sponsor as the Plan Administrator or (its designee) deems appropriate. An Affiliated Sponsor is entitled to adopt the Plan with respect to certain of its Employees, while not adopting the Plan with respect to the remainder of its Employees.

(b)
The Plan of the Affiliated Sponsor and of the Company shall be considered a single plan for purposes of Section 1.414(1)-1(b)(1) of the Treasury Regulations. All assets contributed to the Plan by the Affiliated Sponsor shall be held in a single fund together with the assets contributed by the Company (and with the assets of any other Affiliated Sponsors); and so long as the Affiliated Sponsor continues to be designated as such, all assets held in such fund shall be available to pay benefits to all eligible employees and beneficiaries covered by the Plan irrespective of whether such Employees are employed by the Company or by the Affiliated Sponsor. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Company and the Affiliated Sponsors for purposes of cost allocation if directed by the Plan Administrator or the holding of Plan assets in more than one Trust Fund with more than one Trustee.

(c)
So long as the Affiliated Sponsor’s designation as such remains in effect, the Affiliated Sponsor shall be bound by, and subject to all provisions of the Plan and the Trust Agreement. The exclusive authority to amend the Plan and the Trust Agreement shall be vested in the Company and no Affiliated Sponsor shall have any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or the Trust Agreement adopted by the Company shall be binding upon every Affiliated Sponsor without further action by such Affiliated Sponsor.

(d)
Each Affiliated Sponsor shall be solely responsible for making an Employer Contribution with respect to its Employees and solely responsible for making any contribution required by reason of the Plan being a Top Heavy plan (see Article 16 entitled “Top Heavy Rules”). Neither the Company nor any other Affiliated Sponsor is obligated to make an Employer Contribution on behalf of the Employees of a different Affiliated Sponsor.

(e)
The Company and each Affiliated Sponsor will be tested on a combined basis to determine whether the Company and Affiliated Sponsors satisfy the Average Actual Deferral Percentage Test (see Article 13 entitled “Special Discrimination Rules”). Accordingly, it is the intent of this paragraph (e) that the Company and any Affiliated Sponsors shall satisfy the ADP Test on a combined basis.

(f)
No Affiliated Sponsor other than the Company shall have the right to terminate the Plan. However, any Affiliated Sponsor may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Plan Administrator. The withdrawal of an Affiliated Sponsor shall be effective as of the December 31 following receipt of the notice of withdrawal (unless the Company consents to a different effective date). In addition, the Company may terminate the designation of an Affiliated Sponsor to be effective on such date as the Company specifies. Any such Affiliated Sponsor which ceases to be an Affiliated Sponsor shall be liable for all costs accrued through the effective date of its withdrawal or termination and any contributions owing as provided in paragraph (d). In the event of the withdrawal or termination of an Affiliated Sponsor as provided in this paragraph, such Affiliated Sponsor shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Company in its sole discretion.

18.12	Protected Benefits.

Early retirement benefits, retirement-type subsidies, or optional forms of benefits protected under Code Section 411(d)(6) (“Protected Benefits”) shall not be reduced or eliminated with respect to benefits accrued under such Protected Benefits unless such reduction or elimination is permitted under the Code authority issued by the Internal Revenue Service, or judicial authority.

18.13	Location of Participant or Beneficiary Unknown.

In the event that all or any portion of the distribution payable to a Participant or his Beneficiary shall remain unpaid solely by reason of the Plan Administrator’s inability to ascertain the whereabouts of such Participant or Beneficiary, at the Plan Administrator’s discretion the amount unpaid shall be forfeited or paid in a direct rollover to an IRA established on behalf of the Participant or Beneficiary. However, such forfeiture or direct rollover shall not occur until five (5) years after the amount first became payable. The Plan Administrator shall make a diligent effort to locate the Participant or Beneficiary including the mailing of a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary. If a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

18.14	Electronic Communication.

In performing its administrative duties, the Plan Administrator may use or allow the use of electronic and other paperless methodologies to the extent permitted by relevant guidance from the Internal Revenue Service or the Department of Labor. Electronic media includes, but is not limited to, e-mail, internet, intranet systems, voice response, telephone, or other paperless systems. If electronic or other paperless methodology is approved by the Plan Administrator, any requirement in the Plan requiring a written action may be satisfied through electronic media.

IN WITNESS WHEREOF, Southside Bancshares, Inc. has caused this instrument to be executed by a duly authorized officer on this _____ day of ______________, 2013, effective as of January 1, 2013.

SOUTHSIDE BANCSHARES, INC.

By_______________________________                                          President

SCHEDULE A

AFFILIATED SPONSORS

Name	Effective Date of Affiliation

Southside Bank	May 1, 1985

SCHEDULE B

RULES APPLICABLE TO PREDECESSOR EMPLOYERS

Predecessor Employer	Rule
BSC Securities, L.C.	Service recognized for Years of Eligibility Service and Years of Vesting Service.
Fort Worth National Bank

Plan Merger. Effective as soon as administratively feasible after September 29, 2008, the assets and liabilities of the Administaff 401(k) Plan attributable to employees of Fort Worth National Bank (“FWNB”), including their beneficiaries and alternate payees, were merged into the trust for this Plan.

Employer matching contributions received under the Administaff 401(k) Plan and transferred to this Plan are 100% vested.

Outstanding loans under the Administaff 401(k) Plan will be subject to repayment under the loan procedures applicable to this Plan.

Prior Service Credit Rules. The following prior service credit rules apply only to individuals employed by FWNB on September 29, 2008 (“Former FWNB Employees”).

(i) Service with FWNB prior to September 29, 2008 is recognized for Years of Eligibility Service and Years of Vesting Service.

(ii) For purposes of determining eligibility for the Employer Matching Contribution for the 2008 Plan Year, service with FWNB after December 31, 2007 was treated as service with an Employer.